Filed Pursuant to Rule 424(b)(2)
Registration No. 333-223355

Prospectus Supplement

(To Prospectus dated March 1, 2018)

Prudential Financial, Inc.

Medium-Term Notes, Series E

Due One Year or More from Date of Issue

We may offer from time to time our medium-term notes as a class of our debt securities entitled Medium-Term Notes, Series E. The following terms may apply to the notes:

•	Mature one year or more from the date of issue;

•	Fixed or floating interest rate, or issued as original issue discount notes; a floating interest rate may be based on one or more of the following base rates plus or minus a spread or spread multiplier:

•	CMT rate,

•	LIBOR,

•	prime rate,

•	treasury rate,

•	federal funds rate, or

•	another rate set forth in a pricing supplement;

•	Amount of principal or interest may be determined by reference to an index or formula;

•	Will be global form only;

•	Not subject to redemption at our option or repayment at the option of the holder unless otherwise specified in the applicable pricing supplement;

•	May be issued as amortizing notes;

•	Interest on fixed rate notes and floating rate notes will be paid on the dates specified in the applicable pricing supplement, subject to any applicable business day convention;

•	Unless otherwise specified in the applicable pricing supplement, minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof; and

•	Unless otherwise specified in the applicable pricing supplement, the provisions for full defeasance and covenant defeasance described under “Description of Debt Securities We May Offer–Defeasance” in the accompanying prospectus, will apply to each fixed rate note.

We will specify the final terms for each note in the applicable pricing supplement, which may differ from the terms described in this prospectus supplement. We and any agent may also provide you with a free writing prospectus relating to an offering of the notes.

See “Risk Factors” beginning on page S-5 to read about factors, including our credit risk, you should consider before investing in any notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement, the accompanying prospectus, any pricing supplement or any free writing prospectus. Any representation to the contrary is a criminal offense.

Unless otherwise specified in the applicable pricing supplement, the price to the public for the notes will be 100% of their principal amount. We will pay to the applicable agent a commission, which may be in the form of discount or otherwise, to be specified in the applicable pricing supplement.

We are offering the notes on a continuing basis to or through the agents listed below acting as principal or agent. We may also sell the notes directly to investors or other than to or through the agents listed below.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of any note. In addition, we or any of our affiliates may use this prospectus supplement in a market-making transaction involving any note after its initial sale.

Barclays	J.P. Morgan	BNP PARIBAS
BNY Mellon Capital Markets, LLC		BofA Merrill Lynch
CastleOak Securities, L.P.		Citigroup
Credit Suisse		Deutsche Bank Securities
Drexel Hamilton		Goldman Sachs & Co. LLC
HSBC		ICBC Standard Bank
Keefe, Bruyette & Woods, A Stifel Company		Mischler Financial Group, Inc.
MUFG		Mizuho Securities
Morgan Stanley		Ramirez & Co., Inc.
Santander		Scotiabank
Siebert Cisneros Shank & Co., L.L.C.		SMBC Nikko
Standard Chartered		The Williams Capital Group, L.P.
US Bancorp		Wells Fargo Securities

March 1, 2018

Neither we nor any of the agents (including any other agents we may from time to time retain) have authorized anyone to provide you with different information from the information provided in this prospectus supplement, the accompanying prospectus, the applicable pricing supplement and any free writing prospectus, including the information incorporated by reference into the accompanying prospectus. Neither we nor the agents (including any other agents we may from time to time retain) take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. This prospectus supplement, the accompanying prospectus, any pricing supplement and any related free-writing prospectus are an offer to sell only the securities they describe, but only under circumstances and in jurisdictions where it is lawful to do so. The information provided by or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement or other offering material is accurate only on the date of the document containing the information. Our business, financial condition, results of operations and prospects may have changed since their respective dates. The terms used in your pricing supplement will have the meanings described in this prospectus supplement, unless otherwise specified.

Prospectus Supplement

SUMMARY DESCRIPTION OF NOTES

The following summary is qualified in its entirety by reference to the more detailed information contained elsewhere in this prospectus supplement. A pricing supplement will describe the specific terms and provisions of the applicable notes, which may differ from those set forth in this prospectus supplement. In that case, the terms and provisions specified in the pricing supplement will supersede the description of the notes in this prospectus supplement to the extent inconsistent with it. References in this prospectus supplement to the “Company,” “Prudential Financial, Inc.,” “Prudential,” “we,” “us” or “our” refer to Prudential Financial, Inc. only and do not include its consolidated subsidiaries. Throughout this prospectus supplement, where we indicate that information may be provided or supplemented in an applicable pricing supplement, that information may also be provided or supplemented in a free writing prospectus provided to you.

Issuer	Prudential Financial, Inc., a New Jersey corporation.

Security	Medium-Term Notes, Series E, Due One Year or More from Date of Issue.

Maturities	One year or more from date of issue, as specified in the applicable pricing supplement.

Offering Price	100%, unless otherwise specified in the applicable pricing supplement.

Denominations	The notes will be denominated and payable in U.S. dollars, or the equivalent in one or more foreign currencies, currency units or composite currencies, and issued in fully registered form, without coupons, in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable pricing supplement.

Form	Unless otherwise provided in the applicable pricing supplement, we will issue the notes in global form only. The notes will be represented by one or more fully registered global notes without coupons deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company, or DTC, in New York, New York.

Beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records that DTC and its direct and indirect participants maintain. Any beneficial interest in a note may not be exchanged for notes in certificated form except in the limited circumstances described in this prospectus supplement or the applicable pricing supplement.

Interest Rate

Other than with respect to zero-coupon notes, we will pay interest on the notes at fixed or floating rates that may be determined by reference to one or more interest rate or exchange rate indices or other indices or base rates, which in turn may be adjusted by a spread and/or a spread multiplier and which may be subject to a maximum interest rate and/or a minimum interest rate, in each case as specified in the applicable pricing supplement. The base rates include:

•	the CMT rate,

•	LIBOR,

•	the prime rate,

•	the treasury rate,

•	the federal funds rate, and

•	any other domestic or foreign interest rate or exchange rate indices or other indices as we may describe in the note and related pricing supplement.

Any indexed notes may bear interest that is determined by reference to one or more commodities, securities, interest rates or any other financial, economic or other measures or instruments or indices or baskets of any of these items as may be described in the note and accompanying pricing supplement.

Interest on each note will be paid on the interest payment dates specified in the applicable pricing supplement (subject to the applicable business day convention) and on the maturity date, or, if the note is redeemable and is redeemed prior to maturity, the date of redemption.

We may not pay interest on certain notes issued at a discount from the principal amount payable at maturity. We may also issue amortizing notes from time to time.

Interest Payments	Unless otherwise specified in the applicable pricing supplement, we will pay interest:

•	on fixed rate notes semi-annually on the dates specified in the applicable pricing supplement and at the stated maturity or upon earlier redemption or repayment, if any, of the notes, and

•	on floating rate notes quarterly on the dates specified in the applicable pricing supplement and at the stated maturity or upon earlier redemption or repayment, if any, of the notes.

Day Count Fractions	Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months. Interest on floating rate notes will be computed on the basis of the applicable interest rate and day count fraction specified in this prospectus supplement or the applicable pricing supplement. See “Description of the Notes–Day Count Fractions” below.

Redemption/Repayment	Unless otherwise specified in the applicable pricing supplement, we will not have the option to redeem the notes, and noteholders will not have the option to require us to repay the notes, prior to their stated maturities except as provided under “Description of the Notes–Make-Whole Redemption”, “Description of the Notes–Redemption at Our Option” and “Description of the Notes–Repayment at the Option of Holder” below.

Make-Whole Redemption	If the applicable pricing supplement specifies that make-whole redemption is applicable to your notes, we will have the right to redeem the notes at any time after the initial redemption date (which may be the issuance date) of your notes at a redemption price equal to (i) the greater of the principal amount of your notes and the make-whole amount plus (ii) accrued and unpaid interest to but excluding the redemption date. The make-whole amount will be calculated by discounting all future payments of principal and interest on your notes by a discount rate equal to the applicable spread plus the CMT Rate. See “Description of the Notes–Make-Whole Redemption” below.

Ranking	The notes will be our direct, unsubordinated and unsecured obligations and will rank pari passu with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

Method of Offering	We are offering the notes on a continuing basis to or through the agents, who may purchase notes as principal from us for resale to investors and other purchasers. The offering prices for the notes may vary, according to prevailing market prices as determined by the applicable agent or agents at the time of resale, or, if so agreed, we may offer notes at a fixed offering price set forth in the applicable pricing supplement.

Additionally, if we agree with the applicable agent, that agent may use its reasonable efforts on an agency basis to solicit offers to purchase notes at 100% of their principal amount, unless otherwise specified in the applicable pricing supplement.

In addition, we may sell notes directly to investors or other than to or through the agents under the circumstances described in this prospectus supplement.

We reserve the right to withdraw, cancel or modify the offering contemplated by this prospectus supplement without notice. We have not established a termination date for the offering of the notes. We, or any agent, may reject any offer to purchase notes in whole or in part.

Trustee	The notes will be issued pursuant to our senior debt securities indenture, as amended and supplemented, between The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A., as trustee, and us. The trustee will also act as paying agent.

Governing Law	The notes described in this prospectus supplement will be governed by the laws of the State of New York.

Further Issues	We may, without the consent of any holders of any notes, from time to time issue notes with the same terms as notes previously issued, or the same terms except for the issue date, the first payment of interest or the issue price. These additional notes may be consolidated with the outstanding notes to form a single series. Any additional notes shall be issued under a separate CUSIP or ISIN number unless the additional notes are issued pursuant to a “qualified reopening” of the original series or are otherwise treated as part of the same “issue” of debt instruments as the original series, in each case for U.S. federal income tax purposes.

Other Provisions	The notes we will issue from time to time may have terms and provisions that differ from those described in this prospectus supplement. In that event, the terms and provisions will be specified in the applicable pricing supplement, and will supersede the description of the notes in this prospectus supplement to the extent inconsistent with it.

Settlement	Unless otherwise specified in the applicable pricing supplement, we will settle sales of notes three business days after the trade date.

Use of Proceeds	Unless otherwise specified in the applicable pricing supplement, we will use the net proceeds to us from the sale of the notes for general corporate purposes, including making loans and capital contributions to our affiliates.

RISK FACTORS

You should carefully consider the risks described in this section of this prospectus supplement, in the accompanying prospectus, pricing supplement and any free writing prospectus, and in Item 1A of our most recent Annual Report on Form 10-K for our most recent fiscal year ended December 31 and other periodic reports that are incorporated by reference into the accompanying prospectus. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes, about our financial condition, operations and business or about financial matters in general. You should not purchase the notes unless you understand, and know that you can bear, these risks. Although we discuss key risks in our periodic filings with the SEC and in the accompanying prospectus, this prospectus supplement, and the applicable pricing supplement or free writing prospectus used in connection with an offering of our securities, new risks may emerge in the future, which may prove to be important. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks to our business and financial performance. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

An investment in the notes involves our credit risk and, among other things, risks related to the fact that we are a holding company. We summarize these risks under “Description of Debt Securities We May Offer—We are a Holding Company” in the accompanying prospectus.

We May Choose to Redeem Notes When Prevailing Interest Rates are Relatively Low

If your notes will be redeemable at our option pursuant to make-whole redemption or otherwise, we may choose to redeem your notes from time to time, especially when prevailing interest rates are lower than the interest rate of your notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes as the optional redemption date or period approaches.

You Are Subject to Our Credit Risk

An investment in the notes subjects you to our credit risk. Our credit ratings are one type of assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of your notes. Our credit ratings, however, may not reflect the potential impact on the value of your notes of all of the risks to which we are or may be subject discussed in this prospectus supplement. Our credit ratings may also be withdrawn or change at any time.

Changes in Banks’ Inter-bank Lending Rate Reporting Practices or the Method Pursuant to which LIBOR is Determined May Adversely Affect the Value of the Notes

LIBOR and other indices which are deemed “benchmarks” are the subject of recent national, international, and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such benchmarks to perform differently than in the past, or have other consequences which cannot be predicted. In particular, regulators and law enforcement agencies in the United Kingdom and elsewhere are conducting criminal and civil investigations into whether the banks that contribute information to the British Bankers Association (BBA) in connection with the daily calculation of LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of LIBOR. Actions by the regulators or law enforcement agencies, as well as ICE Benchmark Administration (the current administrator of LIBOR) may result in changes to the manner in which LIBOR is determined or the establishment of alternative reference rates. For example, on July 27, 2017, the U.K. Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be implemented in the United Kingdom or elsewhere. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the trading market for the notes. To the extent the applicable LIBOR rate is discontinued or is no longer quoted, the applicable base rate used to calculate interest on notes with a base rate designated as LIBOR will be determined using the alternative methods described in “Description of the Notes—Interest—Floating Rate Notes— LIBOR.” Any of these alternative methods may result in interest payments that are lower than or that do not otherwise correlate over time with the payments that would have been made on the notes for interest periods if the applicable LIBOR rate was available in its current form. More generally, any of the above changes or any other consequential changes to LIBOR as a result of international, national, or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes, could have a material adverse effect on the value of and return on the notes.

Changes in the Methods Pursuant to Which Certain Financial Benchmarks Other Than LIBOR Are Determined May Adversely Affect the Value of the Floating Rate Securities Linked to Those Benchmarks That We May Issue

Certain floating rates (in addition to LIBOR) are or have historically been established by a poll of market participants rather than actual trade quotations. This has led to concerns that these rates may be subject to manipulation. In July 2013, the International Organization of Securities Commissions published principles for financial benchmarks that included recommendations for changes to benchmark governance, quality and accountability mechanisms (the “IOSCO Principles”). As a result, the publishers of these benchmarks may adopt changes to governance arrangements for the administrators and the determinations and methodologies of these benchmarks. For example, ICE Benchmark Administration Limited (the “ICE Administration”) assumed the role of benchmark administrator for ISDAFIX, and as administrator, ICE Administration will oversee a move from a polled submission model, where contributing banks submit price estimates, to a methodology based on actual transactions and/or executable quotes posted on regulated trading venues. Additional governance changes aimed at aligning rates benchmarks with the IOSCO Principles are expected.

It is not possible to predict the effect of the IOSCO Principles, any changes in the methods pursuant to which these financial benchmarks are determined and any other changes that may result from the implementation of IOSCO Principles by benchmark publishers. Any such changes may result in a sudden or prolonged increase or decrease in the relevant reported rates. To the extent that the value of your notes is affected by these rates, the level of interest payments, and the value of those notes may be affected. Further, uncertainty as to the extent, manner and timing of the continued implementation of the IOSCO Principles may adversely affect the trading market for securities based on these rates and the value of any floating rate notes linked to those rates that we may issue.

The Notes May Have Limited or No Liquidity

There is currently no secondary market for the notes, and there can be no assurance that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will continue or that it will be sufficiently liquid to allow you to resell your notes when you want or at a price that you wish to receive for your notes.

If we offer notes that are denominated in a currency other than U.S. dollars, the following additional risks may apply to your notes:

Changes in Exchange Rates Could Result in a Substantial Loss to You

An investment in foreign currency notes, which are notes denominated in a currency, currency unit or composite currency other than U.S. dollars, entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars.

Exchange rates are the result of the supply of, and the demand for, the relevant currencies. Changes in exchange rates result over time, and may vary considerably during the life of an investment denominated in or otherwise relating to a foreign currency, from the interaction of many factors directly or indirectly affecting economic and political conditions in the country or area of the applicable currency, including economic and political developments in other countries.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments;

•	the extent of governmental surpluses or deficits in the relevant countries; and

•	other financial, economic, military and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the government of the applicable country and other countries important to international trade and finance.

Exchange rates between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue or occur with respect to other currencies in the future. Fluctuations in currency exchange rates could adversely affect notes denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the notes, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the notes to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

It has been reported that the U.K. Financial Conduct Authority and regulators from other countries are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on any payments on, and the value of, your notes and the trading market for your notes. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact your notes.

The Unavailability of Currencies Could Result in a Substantial Loss to You

Except as set forth below, if payment on a note is required to be made in a specified currency, currency unit or composite currency other than U.S. dollars and such currency, currency unit or composite currency is

•	unavailable due to the imposition of exchange controls, which may restrict or prohibit payments of principal, any premium or interest denominated in any such currency, currency unit or composite currency or other circumstances beyond our control,

•	no longer used by the government of the country or other political unit issuing such currency, including as a result of the partial or full break-up of the European Monetary Union, or

•	no longer used for the settlement of transactions by public institutions of the international banking community,

then all payments on the note will be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency, currency unit or composite currency or as otherwise specified in the applicable pricing supplement. Any payment on a note made under such circumstances in U.S. dollars will not constitute an event of default under the indenture under which the note was issued.

If the specified currency, currency unit or composite currency of a note is officially redenominated, then our payment obligations on such note will be the amount of redenominated currency, currency unit or composite currency that represents the amount of our obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under the notes as a result of:

•	any change in the value of the specified currency, currency unit or composite currency of the notes relative to any other currency, currency unit or composite currency, as applicable, due solely to fluctuations in exchange rates; or

•	any redenomination of any component currency of any composite currency, unless the composite currency is itself officially redenominated.

Currently, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies, currency units or composite currencies and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency, currency unit or composite currency other than U.S. dollars may be made from an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in a currency, currency unit or composite currency other than U.S. dollars.

Judgments in a Foreign Currency Could Result in a Substantial Loss to You

The notes will be governed by, and construed in accordance with, the laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. Under New York law, a judgment or decree awarded in an action based upon an obligation denominated in a currency other than dollars will be rendered in the foreign currency of the underlying obligation. Any judgment or decree awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. There will be no provision for any further payments if exchange rates continue to change after the judgment is rendered.

If we issue indexed notes, the following additional risks may apply to these notes:

An Investment in Indexed Notes Entails Significant Risks Not Associated with a Similar Investment in Fixed or Conventional Floating Rate Debt Securities

An investment in notes that are indexed, as to principal, premium, if any, and/or interest, to one or more currencies, currency units or composite currencies, including exchange rates and swap indices between currencies, currency units or composite currencies, commodities, securities, baskets of securities or securities indices, interest rates, financial, economic or other measures or other indices, either directly or inversely, entails significant risks that are not associated with similar investments in a fixed rate or conventional floating rate note, and investors in certain indexed notes may lose their entire investment.

These risks include the possibility that an index or indices may be subject to significant changes, that the resulting interest rate will be less than that payable on a fixed or conventional floating rate debt security issued by us at the same time, that the repayment of principal and/or premium, if any, can occur at times other than that expected by the investor, and that you, as the investor, could lose all or a substantial portion of principal and/or premium, if any, payable on the maturity date. Depending on the terms of an indexed note, investors may not receive any periodic interest payments or receive only very low payments on an indexed note. These risks depend on a number of interrelated factors, including economic, financial and political events, over which we have no control.

Additionally, if the formula used to determine the amount of principal, premium, if any, and/or interest payable with respect to such notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices will be magnified. In recent years, values of certain indices have been highly volatile, and such volatility may be expected to continue in the future. Fluctuations in the value of any particular index that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.

The secondary market, if any, for indexed notes will be affected by a number of factors independent of our creditworthiness and the value of the applicable index or indices, including the complexity and volatility of the index or indices, the method of calculating the principal, premium, if any, and/or interest in respect of indexed notes, the time remaining to the maturity of such notes, the outstanding amount of such notes, any redemption features of such notes, the amount of other debt securities linked to such index or indices and the level, direction and volatility of market interest rates generally. Such factors also will affect the market value of indexed notes.

In addition, certain notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities. Investors may not be able to sell such notes readily or at prices that will enable them to realize their anticipated yield. Prospective investors should not purchase such notes unless they understand and are able to bear the risks that such notes may not be readily saleable, that the value of such notes will fluctuate over time and that such fluctuations may be significant.

Accordingly, prospective investors should consult their own financial and legal advisors as to the risks an investment in the notes may entail and the suitability of the notes in light of their particular circumstances.

AGENTS

We have appointed J.P. Morgan Securities LLC, Barclays Capital Inc., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, CastleOak Securities, L.P., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., ICBC Standard Bank Plc, Keefe, Bruyette & Woods, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mischler Financial Group, Inc., MUFG Securities Americas Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Samuel A. Ramirez & Company, Inc., Santander Investment Securities Inc., Scotia Capital (USA) Inc., Siebert Cisneros Shank & Co., L.L.C., SMBC Nikko Securities America, Inc., Standard Chartered Bank, The Williams Capital Group, L.P., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC as the agents for the offering of the notes.

USE OF PROCEEDS

Unless otherwise specified in the applicable pricing supplement, we intend to use the net proceeds from the sales of notes for general corporate purposes, including making loans and capital contributions to our affiliates.

We will receive the net proceeds only from sales of the notes made in connection with their original issuance. We have not received, and do not expect to receive, any proceeds from market-making transactions in the notes by any of our affiliates.

DESCRIPTION OF THE NOTES

Investors should carefully read the description of the terms and provisions of our debt securities and our senior debt securities indenture under “Description of Debt Securities We May Offer” in the accompanying prospectus. That section, together with this prospectus supplement and the applicable pricing supplement and any free writing prospectus, summarizes all the material terms of our senior debt securities indenture and your note. They do not, however, describe every aspect of our senior debt securities indenture and the notes. For example, in this section, the accompanying prospectus and the applicable pricing supplement, we use terms that have been given special meanings in our senior debt securities indenture, but we describe the meanings of only the more important of those terms.

General

How the Notes Rank Against Our Other Debt

We will issue the notes, and they will be our direct, unsubordinated and unsecured debt obligations. The notes will rank pari passu among themselves and with all our other unsecured and unsubordinated indebtedness from time to time outstanding.

We May Issue Notes With Different Terms

We may, from time to time, issue notes with terms and provisions that differ from those described in this prospectus supplement. In such event, the terms and provisions of those notes will be set forth in the applicable notes and related pricing supplement, which terms will supersede the description of the notes contained in this prospectus supplement to the extent they are inconsistent. The description of certain provisions of the notes set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the specific terms and provisions of the notes.

We are offering the notes on a continuing basis. The notes will mature on any day one year or more from their original date of issue. Unless otherwise specified in the applicable pricing supplement, the notes will bear interest at fixed rates or at floating rates determined by reference to one or more of the base rates described below as adjusted by any spread and/or spread multiplier and subject to any maximum interest rate and/or minimum interest rate we may apply to such notes until their principal is paid or duly made available for payment.

What Information Will Be in the Pricing Supplement

The applicable pricing supplement to this prospectus supplement and the accompanying prospectus will describe one or more of the following terms of your note:

•	the stated maturity;

•	the specified currency, currencies, currency unit or composite currency, as applicable, for principal and interest, if not U.S. dollars, and any special considerations relating to that currency, currencies, currency unit or composite currency, as applicable, including the exchange rate agent, which will determine the relevant exchange rates, and the method of payment with respect to the notes;

•	the price at which we originally issue your note, expressed as a percentage of the principal amount, and the original issue date;

•	whether your note is a fixed rate note, a floating rate note or an indexed note;

•	if your note is a fixed rate note, the annual rate at which your note will bear interest, if any, the interest payment dates, the regular record dates, and the method for determining interest, if different from that described below under “Description of the Notes—Interest—Fixed Rate Notes” in this prospectus supplement;

•	if your note is a floating rate note, the interest rate basis, which may be one of the five base rates described in “Description of the Notes—Interest—Floating Rate Notes” in this prospectus supplement or another base rate set forth in the applicable pricing supplement; any applicable index currency, spread or spread multiplier or initial, maximum or minimum rate; and the day count fraction and interest reset, determination, calculation (if applicable), regular record and interest payment dates, all of which we describe under “Description of the Notes—Interest—Floating Rate Notes” in this prospectus supplement;

•	if your note is an indexed note, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, the interest payment dates, the regular record dates, and whether your note will be exchangeable for or payable in cash, securities of an issuer other than us or other property;

•	whether your note is an amortizing note;

•	whether your note is an original issue discount note and if so, the yield to maturity;

•	certain United States federal income tax considerations relating to acquiring, owning, and disposing of your note to the extent such considerations are not set forth below under “Certain Federal Income Tax Considerations” in this prospectus supplement;

•	the applicable business day convention and the business days, if different from those specified in this prospectus supplement, that apply to your notes;

•	whether your note is an extendible note;

•	whether make-whole redemption applies to your notes and, if so, the applicable spread that will be used to calculate the make-whole amount;

•	if applicable, the additional circumstances under which your note may be redeemed at our option or repaid at the holder’s option before the stated maturity and the terms and conditions of such redemption or repayment;

•	the depositary for your note, if other than DTC, and the circumstances, if any, under which the holder may request notes in non-global form; and

•	any other terms of your note, which could differ from those described in this prospectus supplement and the accompanying prospectus.

When We Will Pay Interest On the Notes

We will pay interest on each interest payment date to the person in whose name a note is registered at the close of business on the regular record date immediately preceding the applicable interest payment date. Unless otherwise specified in the applicable pricing supplement, the regular record date will be the business day preceding an interest payment date (as the interest payment date may be adjusted by any applicable business day convention). You should note, however, that the first payment of interest on any note issued on or after a regular record date and up to and including the interest payment date will be made on the next succeeding interest payment date to the person in whose name a note is registered on that following related regular record date. Because we expect to issue our notes in global form only, the registered holder will be the depositary. The depositary will make interest payments to beneficial holders (or their banks or brokers) in accordance with its applicable procedures.

Furthermore, we will pay the interest payable at stated maturity, or upon any earlier redemption or repayment date, to which we refer as a “maturity date,” of a note to the person to whom principal is payable on such maturity date. Any such interest on a note not punctually paid or duly provided for on any interest payment date will immediately cease to be payable to its holder at the close of business on the relevant regular record date and we may pay that defaulted interest either:

•	to the person in whose name such note is registered at the close of business on a special record date for the payment of such defaulted interest fixed by the trustee, notice of which shall be given to the noteholders by mail sent to their registered addresses not less than ten days prior to such special record date, or

•	at any time in any other lawful manner.

Each interest payment in respect of a note will include the amount of interest accrued during the period, to which we refer as an “interest period,” from and including the original issue date or, if interest payable on any interest payment date has been paid or duly provided for, from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for to but excluding the next succeeding interest payment date or the maturity date, as the case may be.

We may change interest rates or formulas and other terms of the notes described in this prospectus supplement from time to time, but no such change will affect any note already issued.

Denomination and Currency of the Notes

Unless otherwise provided in the applicable pricing supplement, the notes will be issued in minimum denominations of $1,000 in excess thereof and integral multiples of $1,000 or their equivalents in the applicable foreign currency or currencies, including, as applicable, currency units and composite currencies. The minimum denomination applies to notes of each stated maturity and interest rate, or method of calculating interest, and may not be spread among different stated maturities or interest rates, or methods of calculating interest, unless otherwise specified in the applicable pricing supplement. The notes will be denominated and payable in U.S. dollars or in a foreign currency or currencies, including, as applicable, currency units and composite currencies, as specified in the applicable pricing supplement.

Except as set forth below, if payment on a note is required to be made in a specified currency, currency unit or composite currency other than U.S. dollars and such currency, currency unit or composite currency is

•	unavailable due to the imposition of exchange controls, which may restrict or prohibit payments of principal, any premium or interest denominated in any such currency, currency unit or composite currency or other circumstances beyond our control,

•	no longer used by the government of the country issuing such currency, including as a result of the partial or full break-up of the European Monetary Union, or

•	no longer used for the settlement of transactions by public institutions of the international banking community,

then all payments on the note will be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency, currency unit or composite currency or as otherwise specified in the applicable pricing supplement. Any payment on a note made under such circumstances in U.S. dollars will not constitute an event of default under the indenture under which the note was issued.

If the specified currency, currency unit or composite currency of a note is officially redenominated, then our payment obligations on such note will be the amount of redenominated currency, currency unit or composite currency that represents the amount of our obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under the notes as a result of:

•	any change in the value of the specified currency, currency unit or composite currency of the notes relative to any other currency, currency unit or composite currency, as applicable, due solely to fluctuations in exchange rates; or

•	any redenomination of any component currency of any composite currency, unless the composite currency is itself officially redenominated.

Form, Legal Ownership and Transfer of the Notes

Unless otherwise provided in the applicable pricing supplement, the notes will be issued in fully registered form and will be represented by one or more global notes, which will be deposited with a custodian for DTC and registered in the name of DTC’s nominee, Cede & Co. You may transfer or exchange your interests in global notes only through DTC. For information with respect to payments of principal of and premium, if any, and interest on your interests in global notes and how to transfer or exchange them, see “—Global Securities” in the accompanying prospectus. We will make all payments on global notes in accordance with the applicable procedures of DTC or any other specified depositary for global notes.

No Sinking Fund, Redemption or Repayment Before Maturity Unless Otherwise Specified

The notes will not be subject to any sinking fund, unless otherwise provided for in the applicable pricing supplement. Except as provided in the following sentence and under “—Make-Whole Redemption”, “—Redemption at Our Option” or “—Repayment at the Option of Holder” in this prospectus supplement, the notes will not be subject to redemption by us or to repayment at the option of the holders prior to their stated maturity. If specified in the applicable pricing supplement, a note may, prior to its stated maturity, be subject to redemption, in whole or in part, at our option, or be subject to repayment, in whole or in part, at the option of its holder, or both. The notes and the applicable pricing supplement will set forth the terms of any redemption or repayment, including the date or dates on which, or period or periods during which, and the price for which we may redeem, or you may require us to repay, any note.

The Notes Will Be Issued Under Our Senior Debt Securities Indenture

The notes will be issued pursuant to the senior debt securities indenture, as amended and supplemented, which is a contract between The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A., as trustee, and us. The trustee will also act as paying agent. The senior debt securities indenture is included as an exhibit to the Registration Statement on Form S-3 of which the accompanying prospectus is a part. See “Where You Can Find More Information” in the accompanying prospectus for information on how to obtain a copy of it.

The trustee under the senior debt securities indenture has two main roles: first, the trustee can enforce your rights against us if we default. Second, the trustee performs administrative duties for us, such as sending you interest payments and notices. However, there are limitations on the extent to which the trustee acts on your behalf, which we describe under “Description of Debt Securities We May Offer—Default and Related Matters” in the accompanying prospectus. We and the trustee may treat the person in whose name a note is registered as the owner and holder of such note for the purpose of receiving payments of principal of and premium, if any, and, subject to the record date provisions of the notes, interest on such note and for all other purposes whatsoever.

Any money deposited with the trustee and remaining unclaimed for one year after the date upon which the payment of principal of and/or premium, if any, and/or interest on any note to which that deposit relates will become due and payable will be promptly repaid to us. After that repayment, the holder of any note entitled to receive the payment to which that deposit relates must look only to us for that payment.

Our senior debt securities indenture and the notes do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the notes or our senior debt securities indenture, except as described under “Description of Debt Securities We May Offer—Restrictive Covenants” in the accompanying prospectus.

For a description of our relationship with the trustee, including possible conflicts of interest, see “Description of Debt Securities We May Offer—Our Relationship With the Trustee” in the accompanying prospectus.

Original Issue Discount Notes

We may issue the notes as “original issue discount notes.” An original issue discount note is a note, including any note that does not provide for the payment of interest prior to the note’s maturity date, which is issued at a price lower than the note’s principal amount and which provides that upon redemption, repayment or acceleration of the note’s stated maturity an amount less than the note’s principal amount will be payable. If an original issue discount note is redeemed, repaid or accelerated prior to the note’s stated maturity, the amount payable to the holder of such a note will be determined in accordance with the terms of the note, but will be an amount less than the amount payable at the stated maturity of such a note. Original issue discount notes and other notes may be treated as issued with original issue discount for U.S. federal income tax purposes. See “Certain Federal Income Tax Considerations” in this prospectus supplement.

Business Days

Unless otherwise specified in the applicable pricing supplement, “business day” means any day that is neither a Saturday or Sunday, nor a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close, and (1) with respect to any floating rate note for which LIBOR is an applicable base rate, a London Business Day, (2) if a note is denominated in a specified currency, currency unit or composite currency other than U.S. dollars or euros, a day that is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency, (3) if the specified currency of a note is euros, any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System or any successor system is open for business, and (4) with respect to a floating rate note that is a CMT note, a prime rate note or a federal funds rate note, a U.S. Government securities business day. “London business day” means a day on which commercial banks are open for business, including for dealings in the designated LIBOR currency, in London. “U.S. Government securities business day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income department of its members be closed for the entire day for purposes of trading in U.S. government securities. “Principal financial center” means the capital city of the country to which the index currency (as defined below) relates, or the capital city of the country issuing the specified currency, currency unit or composite currency, as applicable, except that with respect to United States dollars, the “principal financial center” means The City of New York, and with respect to euros, the “principal financial center” means the capital city of one of the member countries of the European Union as chosen by the calculation agent (after consultation with the Company).

Interest

Fixed Rate Notes

Each fixed rate note, other than zero coupon notes, will bear interest from and including its original issue date, or from and including the last interest payment date to which interest has been paid or duly provided for, at the annual rate specified in the applicable pricing supplement until its principal amount is paid or duly made available for payment. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

Unless otherwise specified in the applicable pricing supplement, we will pay interest on fixed rate notes semi-annually on the interest payment dates specified in the applicable pricing supplement and on the maturity date or earlier redemption or repayment date.

The amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or duly provided for (which may be an interest payment date, depending on the business day convention that applies to your notes), to but excluding the next date to which interest will be paid or duly provided for (which may be an interest payment date, depending on the business day convention that applies to your notes, as described under “—Business Day Conventions” below)—on a fixed rate note, other than zero coupon notes, will be determined by multiplying the principal amount of the note by an accrued interest factor for the interest period. The accrued interest factor will be determined by multiplying the per annum fixed interest rate by a factor resulting from the day count fraction specified in your prospectus supplement if different from a 360-day year of twelve 30-day months, and otherwise on the basis of a 360-day year of twelve 30-day months.

Floating Rate Notes

The amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or duly provided for (which may be an interest payment date, depending on the business day convention that applies to your notes), to but excluding the next date to which interest will be paid or duly provided for (which may be an interest payment date, depending on the business day convention that applies to your notes, as described under “—Business Day Conventions” below)—on a floating rate note will be determined by multiplying the principal amount or face amount of the note by an accrued interest factor for the interest period. The accrued interest factor will be determined by multiplying the per annum floating interest rate by a factor resulting from the day count fraction. Unless otherwise specified in the applicable pricing supplement, the day count fraction applicable to CMT rate notes and treasury rate notes will be the Actual/Actual (ISDA) day count fraction, and for other floating rate notes the day count fraction will be Actual/360. See “—Day Count Fractions” below. The floating interest rate will be determined as described below.

Interest Rates. Interest on floating rate notes will be determined by reference to one or more base rates specified in the applicable pricing supplement, which will include:

•	the CMT rate,

•	LIBOR,

•	the prime rate,

•	the treasury rate,

•	the federal funds rate, or

•	any other domestic or foreign interest rate or exchange rate indices or other indices as we may describe in the applicable pricing supplement.

The related base rate will be based upon the index maturity, if applicable, and adjusted by a spread and/or spread multiplier, if any, as specified in the applicable pricing supplement. In addition, a floating rate note may bear interest that is calculated by reference to two or more base rates determined in the same manner as the base rates are determined for the types of floating rate notes described above. Each floating rate note will specify the base rate or rates applicable to it.

Base Rates, Spreads and Spread Multipliers. The interest rate on each floating rate note will be calculated by reference to one or more specified base rates, in either case plus or minus any applicable spread, and/or multiplied by any applicable spread multiplier. The “index maturity” is the period to maturity of the instrument or obligation from which the base rate or rates are calculated, if applicable, as specified in the applicable pricing supplement. The “spread” is the number of basis points to be added to or subtracted from the base rate or rates applicable to a floating rate note, and the “spread multiplier” is the percentage of the base rate or rates applicable to a floating rate note by which the base rate or rates are multiplied to determine the applicable interest rates on the floating rate note, as specified in the applicable pricing supplement. Each floating rate note will initially bear interest at the per annum initial interest rate as described in the applicable pricing supplement.

Reset of Rates. The interest rate on each floating rate note will be reset on each “interest reset date” as specified in the applicable pricing supplement.

Maximum and Minimum Rates. A floating rate note may also have either or both of the following:

•	a maximum limit, or ceiling, called the “maximum interest rate,” on the rate at which interest may accrue during any interest period with respect to that floating rate note from time to time; and

•	a minimum limit, or floor, called the “minimum interest rate,” on the rate at which interest may accrue during any interest period with respect to that floating rate note from time to time. In addition to any maximum interest rate which may apply to any floating rate note, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by federal law of general applicability.

Determination of Reset Interest Rates. The interest rate applicable to each interest period will be the rate determined as of the applicable interest determination date defined below.

Unless otherwise specified in the applicable pricing supplement, the “interest determination date” with respect to an interest reset date for:

•	CMT rate notes, prime rate notes and federal funds rate notes will be the second U.S. government securities business day before the interest reset date;

•	LIBOR notes will be the second London business day before the interest reset date unless the designated LIBOR currency is pounds sterling, in which case the interest determination date will be the applicable interest reset date; and

•	treasury rate notes will be the day of the week in which the relevant interest reset date falls on which United States government treasury bills are normally auctioned.

The interest determination date pertaining to a floating rate note the interest rate of which is determined with reference to two or more base rates will be the first business day which is at least two business days prior to the interest reset date for that floating rate note on which each base rate is determined. Each base rate will be determined on that date and the applicable interest rate will take effect on the related interest reset date.

The interest rate in effect with respect to a floating rate note on each day that is not an interest reset date will be the interest rate determined as of the interest determination date for the immediately preceding interest reset date. The interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the interest determination date for that interest reset date, subject in each case to any applicable law and maximum or minimum interest rate limitations. However, the interest rate in effect with respect to a floating rate note for the period from its original issue date to the first interest reset date, to which we refer as the “initial interest rate,” will be determined as specified in the applicable pricing supplement.

Calculation Agent. Unless otherwise specified in the applicable pricing supplement, The Bank of New York Mellon will be the calculation agent and will calculate the interest rate applicable to a floating rate note on or before any calculation date. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate as determined for the then most recent interest reset date with respect to that floating rate note.

All percentages resulting from any calculation on floating rate notes will be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, e.g., 9.876545%, or 0.09876545, will be rounded upward to 9.87655%, or 0.0987655, and all dollar amounts used in or resulting from that calculation on floating rate notes will be rounded to the nearest cent, or in the case of a foreign currency or composite currency, to the nearest corresponding unit, with one-half cent being rounded upward.

As mentioned above, the initial interest rate in effect with respect to a floating rate note from and including the original issue date to but excluding the first interest reset date will be specified in the applicable pricing supplement. The interest rate for each subsequent interest reset date will be determined by the calculation agent as set forth below, plus or minus any spread and/or multiplied by any spread multiplier, and subject to any maximum interest rate and/or minimum interest rate, as specified in the applicable pricing supplement.

CMT Rate

Unless otherwise specified in the applicable pricing supplement, the manner in which a base rate designated as the “CMT rate” is determined for the relevant interest reset date will depend on the designated CMT Reuters screen page that is specified for your notes in the applicable pricing supplement. If no designated CMT Reuters screen page is specified, Reuters screen FRBCMT page will be the designated CMT Reuters screen page for your notes.

•	If the designated CMT Reuters screen page for your notes is FRBCMT, the CMT rate for the relevant interest reset date will be the yield for Treasury securities at “constant maturity” for a period of the designated CMT maturity as set forth in H.15(519) under the caption “Treasury constant maturities”, as displayed on the designated CMT Reuters screen page on the CMT interest determination date. If the applicable rate described above is not displayed on the designated CMT Reuters screen page, then the CMT rate will be the treasury constant maturity rate for the designated CMT maturity as published in H.15(519) under the caption “Treasury constant maturities”.

•	If the rate described in the preceding paragraph does not appear in H.15(519), then the CMT rate for the relevant interest reset date will be the treasury constant maturity rate for the designated CMT maturity that:

•	is published by the Board of Governors of the Federal Reserve System or the U.S. Department of the Treasury; and

•	is determined by the calculation agent to be comparable to the applicable rate that would otherwise have been published in H.15(519).

•	If, on the relevant CMT interest determination date, the rate described in the preceding paragraph is not published by the Board of Governors of the Federal Reserve System or the U.S. Department of the Treasury, then the CMT rate for the relevant interest reset date will be the yield to maturity based on the arithmetic mean of the secondary market bid rates for the most recently issued U.S. Treasury securities having an original maturity of approximately the designated CMT maturity and a remaining term to maturity of not less than the designated CMT maturity minus one year, and in a representative amount, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, quoted by three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these bid rates, the calculation agent will request quotations from five primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest. If fewer than five but more than two such bid rates are provided, the CMT rate will be based on the arithmetic mean of the bid prices provided, and neither the highest nor lowest of those quotations will be eliminated.

•

If the calculation agent is unable to obtain three quotations of the kind described in the preceding paragraph, the CMT rate for the relevant interest reset date will be the yield to maturity based on the arithmetic mean of the secondary market bid rates for U.S. Treasury securities with an original maturity longer than the designated CMT maturity, with a remaining term to maturity closest to the designated CMT maturity and in a representative amount, as of approximately 3:30 P.M., New York City time, on the relevant CMT interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these bid rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest. If fewer than five but more than two of these primary dealers are quoting, then the CMT rate for the relevant interest reset date will be based on the arithmetic mean of the bid rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded. If two U.S. Treasury securities with an original maturity longer than the designated CMT maturity have remaining terms to maturity that are equally close to the designated CMT maturity, the calculation agent will obtain quotations for the U.S. Treasury securities with the shorter original term to maturity.

•	If two or fewer primary dealers selected by the calculation agent are quoting as described in the preceding paragraph, the CMT rate for the relevant interest reset date will be the rate determined by the calculation agent in its sole discretion, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate the rate for U.S. Treasury securities at constant maturity or any of the foregoing bid rates.

If the designated CMT Reuters screen page for your notes is FEDCMT, the CMT rate for the relevant interest reset date will be the one-week average yield for Treasury securities at “constant maturity” for a period of the designated CMT maturity as set forth in H.15(519) under the heading “Week Ending” and opposite the heading “Treasury constant maturities” for the week preceding the relevant interest reset date, as such average is displayed on the designated CMT Reuters screen page for the week preceding the relevant interest reset date.

•	If the applicable average described above is not displayed on the designated CMT Reuters screen page, then the CMT rate for the relevant interest reset date will be the one-week average yield for Treasury securities at “constant maturity” for a period of the designated CMT maturity and for the week preceding the relevant interest reset date as published in H.15(519) under the heading “Week Ending” and opposite the heading “Treasury constant maturities”.

•	If the applicable average described in the preceding paragraph does not appear in H.15(519), then the CMT rate for the relevant interest reset date will be the one-week average yield for Treasury securities at “constant maturity” for a period equal to the designated CMT maturity as otherwise announced by the Federal Reserve Bank of New York for the week preceding the relevant interest reset date.

•	If for the week preceding the relevant interest reset date the Federal Reserve Bank of New York does not publish a one-week average yield for Treasury securities at “constant maturity” for a period equal to the designated CMT maturity for the preceding week, then the CMT rate for the relevant interest reset date will be the yield to maturity based on the arithmetic mean of the secondary market bid rates for the most recently issued Treasury securities having an original maturity of approximately the designated CMT maturity and a remaining term to maturity of not less than the designated CMT maturity minus one year, and in a representative amount, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, quoted by three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these bid rates, the calculation agent will request quotations from five primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest. If fewer than five but more than two such bid rates are provided, the CMT rate will be based on the arithmetic mean of the bid prices provided, and neither the highest nor lowest of those quotations will be eliminated.

•

If the calculation agent is unable to obtain three quotations of the kind described in the preceding paragraph, the CMT rate for the relevant interest reset date will be the yield to maturity based on the arithmetic mean of the secondary market bid rates for U.S. Treasury securities with an original maturity longer than the designated CMT maturity, with a remaining term to maturity closest to the designated CMT maturity and in a representative amount, as of approximately 3:30 P.M., New York City time, on the relevant CMT interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these bid rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest. If fewer than five but more than two of these primary dealers are quoting, then the CMT rate for the relevant interest reset date will be based on the arithmetic mean of the bid rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded. If two U.S. Treasury securities with an original maturity longer than the designated CMT maturity have remaining terms to maturity that are equally close to the designated CMT maturity, the calculation agent will obtain quotations for the U.S. Treasury securities with the shorter original term to maturity.

•	If two or fewer primary dealers selected by the calculation agent are quoting as described in the preceding paragraph, the CMT rate for the relevant interest reset date will be the rate determined by the calculation agent in its sole discretion, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate the one-week average for U.S. Treasury securities at constant maturity or any of the foregoing bid rates.

The term “designated CMT maturity” means the maturity for CMT rate notes and will be the original period to maturity of a U.S. treasury security—either 1, 2, 3, 5, 7, 10, 20 or 30 years—specified in the applicable pricing supplement. If no such original maturity period is so specified, the designated CMT maturity will be 2 years.

LIBOR

Unless otherwise specified in the applicable pricing supplement, a base rate designated as “LIBOR” means, with respect to any interest reset date, the London interbank offered rate for deposits in U.S. dollars or any other index currency, as specified in your pricing supplement, for the index maturity specified in your pricing supplement, appearing on Bloomberg screen HP US0003M as of approximately 11:00 A.M., London time, on the relevant interest determination date.

•	If the rate described above does not so appear on Bloomberg screen HP US0003M, then LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars or any other index currency, as specified in your pricing supplement, are offered by four major banks in the London interbank market selected by the calculation agent at approximately 11:00 A.M., London time, on the relevant interest determination date, to prime banks in the London interbank market for a period of the specified index maturity, beginning on the relevant interest reset date, and in a representative amount. The calculation agent will request the principal London office of each of these major banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant interest reset date will be the arithmetic mean of the quotations.

•	If fewer than two of the requested quotations described above are provided, LIBOR for the relevant interest reset date will be the arithmetic mean of the rates quoted by three major banks in New York City or, if the index currency is not U.S. dollars, in the principal financial center for the country issuing the index currency, selected by the calculation agent, at approximately 11:00 A.M., New York City time (or the time in the relevant principal financial center), on the relevant interest reset date, for loans in U.S. dollars (or the index currency) to leading European banks for a period of the specified index maturity, beginning on the relevant interest reset date, and in a representative amount.

•	If no quotation is provided as described in the preceding paragraph, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any other source or sources as it deems reasonable, shall determine LIBOR for that interest reset date.

“Bloomberg screen HP US0003M” means, unless otherwise specified in the applicable pricing supplement, the display page currently so designated on the Bloomberg screen HP US0003M or such other service as may be nominated by the ICE Benchmark Administration Limited (“ICE”) or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits.

“Index currency” means United States dollars unless otherwise specified in the applicable pricing supplement.

Prime Rate

Unless otherwise specified in the applicable pricing supplement, a base rate designated as the “prime rate” means, with respect to any interest determination date, the rate set forth on such date in H.15(519) opposite the heading “Bank prime loan.”

•	If, by approximately 5:00 P.M., New York City time, on the day that is one New York City banking day following the relevant interest reset date, the rate described above is not yet published in H.15(519) then the prime rate will be the rate, for the relevant interest reset date, as published in H.15 daily update or another recognized electronic source used for the purpose of displaying that rate, opposite the heading “Bank prime loan”.

•	If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source by approximately 5:00 P.M., New York City time, on the day that is one New York City banking day following the relevant interest reset date, then the prime rate for the relevant interest reset date will be the rate for the day first preceding the relevant interest reset date for which such rate is set forth in H.15(519) opposite the heading “Bank prime loan”.

Treasury Rate

Unless otherwise specified in the applicable pricing supplement, a base rate designated as the “treasury rate” means, with respect to any interest reset date, the rate for U.S. government treasury bills, as that rate appears on the Reuters screen USAUCTION10 page or USAUCTION11 page on the relevant interest determination date, opposite the index maturity specified in your pricing supplement under the heading “INVEST RATE”.

•	If the rate described above does not appear on either page for the interest determination date on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, but U.S. government treasury bills having the specified index maturity have been auctioned on the relevant interest determination date, then the treasury rate will be the bond equivalent yield of the rate, for the relevant interest determination date, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, for that day and for the specified index maturity, under the heading “U.S. Government securities/Treasury bills/Auction high”.

•	If the rate cannot be determined as described in the preceding paragraph, then the treasury rate will be the bond equivalent yield of the auction rate for treasury bills with a remaining maturity equal to the specified index maturity as announced by the U.S. Department of the Treasury.

•	If no such auction is held during a period of seven consecutive calendar days ending on and including a Friday in which the interest determination date falls, then the treasury rate will be the bond equivalent yield of the rate, for the relevant interest determination date and for treasury bills having the specified index maturity, as published in H.15(519) under the heading “U.S. government securities/Treasury bills/Secondary market”.

•	If the rate described in the prior paragraph does not appear in H.15(519) on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the rate, for the relevant interest determination date and for treasury bills having the specified index maturity, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “U.S. government securities/Treasury bills/Secondary market”.

•

If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, the treasury rate will be the bond equivalent yield of the arithmetic mean of the following secondary market bid rates for the issue of treasury bills with a remaining maturity closest to the specified index maturity: the bid rates as of approximately 3:30 P.M., New York City time, for the relevant interest calculation date, by three primary U.S. government securities dealers in New York City selected by the calculation agent.

•	If no quotation is provided as described in the preceding paragraph, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing secondary market bids or any display page or other U.S. government publication or source, or any other source as it deems reasonable from which to estimate the treasury bills auction rate or any of the foregoing secondary market bid rates, shall determine the treasury rate for that interest determination date in its sole discretion.

“Bond equivalent yield” means a yield, expressed as a percentage, calculated in accordance with the following formula:

Bond equivalent yield	=	D x N	x 100
360 - (D x M)

where “D” is the applicable per annum rate for treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” is the actual number of days in the applicable interest period.

“Interest calculation date” means the last day of the applicable interest period on which the treasury rate can be calculated in order to permit the payment due on the related interest payment date to be made.

Federal Funds Rate

Unless otherwise specified in the applicable pricing supplement, a base rate designated as the “federal funds rate” means the rate for U.S. dollar federal funds on the relevant interest reset date, as set forth in H.15(519) opposite the heading “Federal funds (effective)”, as that rate is displayed on the Reuters screen FEDFUNDS1 page for that day.

•	If, by approximately 5:00 P.M., New York City time, on the day that is one New York City banking day following the relevant interest reset date, the federal funds rate for the relevant interest reset date does not appear on Reuters screen FEDFUNDS1 page, then the federal funds rate for that interest reset date will be the rate published on H.15(519) for that day opposite the heading “Federal funds (effective)”.

•	If the rate described above is not displayed on the Reuters screen FEDFUNDS1 page and does not appear in H.15(519) at approximately 5:00 P.M., New York City time, on the day that is one New York City banking day following the relevant interest reset date, then the federal funds rate, for the relevant interest reset date, will be the rate described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, for that day opposite the heading “Federal funds (effective)”.

•	If the rate cannot be determined as described in the preceding paragraphs, then the federal funds rate for the relevant interest reset date will be the rate for the first day preceding the relevant interest reset date for which such rate is set forth in H.15(519) opposite the caption “Federal funds (effective)”, as such rate is displayed on the Reuters Screen FEDFUNDS1 page.

Common Definitions for Base Rates

“H.15(519)” means the weekly statistical release designated as such published by the Federal Reserve System Board of Governors, or its successor, available through the website of the Board of Governors of the Federal Reserve System at https://www.federalreserve.gov/releases/h15/, or any successor site or publication.

“H.15 daily update” means the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System, at https://www.federalreserve.gov/releases/h15/, or any successor site or publication.

“Index maturity” has the meaning specified in the applicable pricing supplement except that, if the base rate is LIBOR and no index maturity is specified in the applicable pricing supplement, the index maturity will be three months.

The term “representative amount” means an amount that, in the calculation agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

“Reuters screen page” means the display on Reuters 3000 Xtra Service, or “Reuters”, or any successor service, on the page specified in the applicable pricing supplement, or any successor page on that service.

Business Day Conventions

If your prospectus supplement specifies that one of the following business day conventions is applicable to your notes, the interest payment dates, interest reset dates and interest periods for your debt securities will be affected (and, consequently, may be adjusted) as described below, except that any payment due at maturity (including any interest payment) will not be affected as described below:

•	“Following business day convention” means, for any relevant date other than the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day.

•	“Modified following business day convention” means, for any relevant date other than the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day, except that, if the next business day falls in the next calendar month, then such date will be advanced to the immediately preceding day that is a business day.

•	“Following unadjusted business day convention” means, for any interest payment date, other than the maturity, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed. Interest reset dates and interest periods also are not adjusted for non-business days.

•	“Modified following unadjusted business day convention” means, for any interest payment date, other than the maturity, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed, and provided further that, if such day would fall in the next succeeding calendar month, the date of payment with respect to such interest payment date will be advanced to the business day immediately preceding such interest payment date. Interest reset dates and interest periods also are not adjusted for non-business days.

In all cases, if the stated maturity or any earlier redemption date or repayment date with respect to any debt security falls on a day that is not a business day, any payment of principal, premium, if any, and interest otherwise due on such day will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after such stated maturity, redemption date or repayment date, as the case may be.

Unless otherwise specified in the applicable pricing supplement, fixed rate notes will be subject to the following unadjusted business day convention, floating rate notes other than LIBOR notes will be subject to the following business day convention and LIBOR notes will be subject to the modified following business day convention.

Day Count Fractions

As described above, the accrued interest for any interest period is calculated by multiplying the principal amount or face amount of the note by an accrued interest factor. The accrued interest factor will be determined by multiplying the per annum floating interest rate by a factor resulting from the day count fraction that will be specified in the applicable pricing supplement for your notes and may include the following:

•	If “1/1 (ISDA)” is specified, the factor will be equal to 1.

•	If “Actual/Actual (ISDA)” or “Act/Act (ISDA)” is specified, the factor will be equal to the actual number of days in the interest period divided by 365 (or, if any portion of that interest period falls in a leap year, the sum of (1) the actual number of days in that portion of the interest period falling in a leap year divided by 366 and (2) the number of days in that portion of the interest period falling in a non-leap year divided by 365).

•	If “Actual/Actual (ICMA)” is specified, the factor will be equal to the number of days in the interest period, including February 29 in a leap year, divided by the product of (1) the actual number of days in such interest period and (2) the number of interest periods in the calendar year.

•	If “Actual/Actual (Bond)” is specified, the factor will be equal to the number of calendar days in the interest period, divided by the number of calendar days in the interest period multiplied by the number of interest periods in the calendar year.

•	If “Actual/Actual (Euro)” is specified, the factor will be equal to the number of calendar days in the interest period divided by 365 or, if the interest period includes February 29, 366.

•	If “Actual/365 (Fixed)”, “Act/365 (Fixed)”, “A/365 (Fixed)” or “A365F” is specified, the factor will be equal to the actual number of days in the interest period divided by 365.

•	If “Actual/360”, “Act/360” or “A/360” is specified, the factor will be equal to the actual number of days in the interest period divided by 360.

•	If “Actual/360 (ICMA)” is specified, the factor will be equal to the number of calendar days in the period, including February 29 in a leap year, divided by 360 days.

•	If “30/360” is specified, the factor will be calculated on the basis of a 360 day year of 12 30-day months.

Unless otherwise specified in the applicable pricing supplement, the day count fraction applicable to fixed rate notes will be the 30/360 day count fraction, to CMT rate notes and treasury rate notes will be the Actual/Actual (ISDA) day count fraction, and to other floating rate notes, will be the Actual/360 day count fraction.

Make-Whole Redemption

If the applicable pricing supplement specifies that make-whole redemption is applicable to your notes, we may redeem your notes in whole at any time or in part from time to time, prior to a specified final redemption date, upon not less than 30 days’ nor more than 60 days’ prior written notice, at a redemption price equal to the greater of (a) 100% of the principal amount of the notes to be redeemed and (b) as determined by us, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed, not including any portion of these payments of interest accrued as of the date on which the notes are to be redeemed, discounted to the date on which the notes are to be redeemed on a semi-annual basis, applying the 30/360 day count fraction and assuming a designated CMT maturity determined by us as described below, at the CMT Rate (FEDCMT) in effect on the date of our determination of the redemption price, plus a spread to be specified in the applicable pricing supplement, plus (ii) accrued and unpaid interest to but excluding the redemption date. The designated CMT maturity for purposes of any make-whole redemption shall be determined by us in our sole discretion by reference, to the extent practicable, to the time period from the redemption date to the original maturity date of note.

Redemption at Our Option

In addition to make-whole redemption, we may at our option redeem any notes, in whole or in part, if specified in a pricing supplement, all as described in that pricing supplement on the terms and conditions specified in the pricing supplement, upon not less than 30 days’ nor more than 60 days’ prior written notice as provided under “—Notices” below, at the redemption price or prices specified in that pricing supplement, together with interest accrued to the redemption date.

If less than the entire principal amount of a note is redeemed, the principal amount that remains outstanding after the redemption must be an authorized denomination, which may not be less than the minimum authorized denomination, for the notes. If fewer than all the notes subject to redemption are to be redeemed, the notes to be redeemed will be selected by the trustee by such method as the trustee deems fair and reasonable; provided, that if the notes are represented by one or more global notes, interests in the global notes will be selected for redemption by DTC in accordance with its standard procedures.

Repayment at the Option of Holder

If one or more repayment dates, or range of repayment dates, is specified in a pricing supplement, the applicable notes will be subject to repayment, in whole or in part, as specified in that pricing supplement, on any repayment date, or during any range of repayment dates, at the option of the holder upon not less than 30 days’ nor more than 60 days’ prior written notice, at a price equal to 100% of the principal amount to be repaid, together with interest accrued to the date fixed for repayment. Unless otherwise specified in the applicable pricing supplement, a holder may exercise that option with respect to less than the entire principal amount of a note, if the portion remaining outstanding after such repayment is an authorized denomination. Unless otherwise specified in the applicable pricing supplement, exercise of a repayment option by a holder will be irrevocable.

Unless otherwise specified in the applicable pricing supplement, notice of a registered holder’s option to elect repayment of a note consists of delivery to the trustee of the note and a duly completed form, with signature guaranteed, entitled “Option to Elect Repayment” on the reverse of the note at least five business days prior to the end of the notice period.

Because your notes will be represented by a global note, the nominee of DTC will be the holder entitled to exercise any right of repayment. In order to ensure that DTC’s nominee will timely exercise any right of repayment with respect to a particular note, the beneficial owner of an interest in the related global note must instruct the broker or other direct or indirect participant through which it holds such interest to notify DTC of its desire to exercise any right of repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the participant through which it owns that interest in the related global note for the cut-off times for that participant. All notices must be executed by a duly authorized officer of a DTC-participant, with signature guaranteed, and will be irrevocable. In addition, the beneficial owners are deemed to have effected delivery of the related interests in the global notes at the time those notices of election are given to DTC by causing the participant to transfer such beneficial owner’s interest in the global note or notes representing those interests, on DTC’s records, to the trustee.

Notices

Notices to be given to holders of a global note will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of notes not in global form, if any. will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Each beneficial owner of an interest in a global note should consult the DTC participant through which it owns that interest or its bank or broker through which it holds that interest to determine how it will receive notices with respect to the notes. We have no responsibility for the provision, content or timing of these notices.

Indexed Notes

We may issue indexed notes which will provide that the amount of interest payable on an interest payment date and/or the amount of principal payable at maturity will be determined by reference to:

•	one or more securities;

•	one or more commodities;

•	any other financial, economic or other measures or instruments, including the occurrence or non- occurrence of any event or circumstances; and/or

•	indices or baskets of any of these items.

The applicable pricing supplement will include information about the relevant index or indices and how amounts that are to become payable will be determined by reference to that index of those indices. See also “Risk Factors—An Investment in Indexed Notes Entails Significant Risks Not Associated With a Similar Investment in Fixed or Conventional Floating Rate Debt Securities.”

Amortizing Notes

We may from time to time offer notes on which we pay principal and interest in installments over the life of the notes. Interest on amortizing notes will be computed on the basis of a 360-day year of twelve 30-day months. Unless otherwise specified in the applicable pricing supplement, payments with respect to the amortizing notes will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. We will provide a table with repayment information with respect to each amortizing note to its original purchaser and we will make this information available, upon request, to subsequent noteholders.

Extendible Notes

We may also issue from time to time notes with a maturity date that will be automatically extended for the periods and at the times set forth in the applicable pricing supplement unless the holder of such an extendible note elects to terminate the automatic extension. The applicable pricing supplement will set forth the periods and times for which the maturity of such an extendible note is to be automatically extended, the date beyond which the maturity may not be so extended, the procedures for noteholders to elect repayment in the event of an extension and other details of the extendible notes.

Further Issues

We may from time to time, without the consent of any holder of any notes, create and issue additional notes that have the same terms and conditions as notes previously issued, or the same except for the issue date, the first payment of interest or the issue price. These additional notes may be consolidated with the outstanding notes to form a single series. Any additional notes shall be issued under a separate CUSIP or ISIN number unless the additional notes are issued pursuant to a “qualified reopening” of the original series or are otherwise treated as part of the same “issue” of debt instruments as the original series, in each case for U.S. federal income tax purposes.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

This section describes certain United States federal income tax consequences of acquiring, owning, and disposing of notes. This section applies only to notes held as capital assets by purchasers that acquire notes in the original offering. This section is the opinion of Sullivan & Cromwell LLP.

This section does not apply to special classes of holders that are subject to special rules, such as dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, banks, life insurance companies, tax-exempt organizations, persons that own notes that are a hedge or that are hedged against interest rate or currency risks, persons that own notes as part of a straddle or conversion transaction for tax purposes, persons that purchase or sell notes as part of a wash sale for tax purposes, or United States holders (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with notes that are due to mature 30 years or less from the date on which the notes are issued. The United States federal income tax consequences of owning notes that are due to mature more than 30 years from their date of issue will be discussed in an applicable pricing supplement. This section also does not deal with (i) notes the payments on which are determined by reference to any index, (ii) other notes that are subject to the rules governing contingent payment obligations, (iii) extendible notes, or (iv) any notes providing for the periodic payment of principal over the life of the note. The applicable pricing supplement will discuss certain United States federal income tax consequences of acquiring, owning, and disposing of such notes.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult the partner’s tax advisor with regard to the United States federal income tax treatment of an investment in the notes.

Prospective purchasers of notes should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other taxing jurisdiction, of the ownership of notes.

United States Holders

This subsection describes the tax consequences to a United States holder. A United States holder is a beneficial owner of a note that is:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

This section does not apply to holders that are not United States holders. Such holders should read “—Non-United States Holders” in this prospectus supplement.

Under recently enacted legislation, United States holders that use an accrual method of accounting for tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of this rule is unclear at this time. This rule generally will be effective for tax years beginning after December 31, 2017 or, for notes issued with original issue discount, for tax years beginning after December 31, 2018. United States holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Payments of Interest

Except as described below in the case of interest on a discount note that is not qualified stated interest, each as defined below under “—Original Issue Discount—General,” any interest on a note, whether payable in dollars or a foreign currency, including a composite currency or basket of currency other than U.S. dollars, will be taxable to a United States holder as ordinary income at the time it is received or accrued, depending on the United States holder’s method of accounting for tax purposes.

Foreign-Currency Notes—Cash Basis Taxpayers. A United States holder that uses the cash receipts and disbursements method of accounting for tax purposes that receives an interest payment that is denominated in, or determined by reference to, a foreign currency must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the United States holder actually converts the payment into U.S. dollars.

Foreign-Currency Notes—Accrual Basis Taxpayers. A United States holder that uses an accrual method of accounting for tax purposes may determine the amount of recognized income with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, the United States holder will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If the United States holder elects the second method, such holder would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if the United States holder receives a payment of interest within five business days of the last day of the United States holder’s accrual period or taxable year, such holder may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that the United States holder actually receives the interest payment. If the United States holder elects the second method, such method will apply to all debt instruments that such holder holds at the beginning of the first taxable year to which the election applies and to all debt instruments that such holder subsequently acquires. A United States holder may not revoke this election without the consent of the Internal Revenue Service.

When a United States holder actually receives an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of a note, denominated in, or determined by reference to, a foreign currency for which such holder accrued an amount of income, the United States holder will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that such holder used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether the United States holder actually converts the payment into U.S. dollars.

Original Issue Discount

General. A note, other than a short-term note with a term of one year or less, will be treated as a discount note issued at an original issue discount if the amount by which the note’s stated redemption price at maturity exceeds the note’s issue price is more than a de minimis amount.

Generally, a note’s issue price will be the first price at which a substantial amount of notes included in the issue of which the note is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, agents, or wholesalers. A note’s stated redemption price at maturity is the total of all payments provided by the note that are not payments of qualified stated interest. In the case of a fixed rate note, an interest payment generally will be qualified stated interest if such payment is one of a series of stated interest payments on a note that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the note. Special rules that apply in the case of variable rate debt instruments, which include floating rate notes, are discussed below under “—Variable Rate Notes.”

In general, a note is not a discount note if the amount by which the note’s stated redemption price at maturity exceeds the note’s issue price is less than the de minimis amount of 1/4 of 1 percent of the note’s stated redemption price at maturity multiplied by the number of complete years to the note’s maturity. A note will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If a note has de minimis original issue discount, a United States holder must include the de minimis amount in income as stated principal payments are made on the note, unless the United States holder makes the election described below under “—Election to Treat All Interest as Original Issue Discount.” The includible amount with respect to each such payment can be determined by multiplying the total amount of a note’s de minimis original issue discount by a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the note.

United States holders of discount notes having a maturity of more than one year from their date of issue generally must include original issue discount, or OID, in income before they receive cash attributable to that income. The amount of OID that must be included in a United States holder’s income is calculated using a constant-yield method, and generally will result in increasingly greater amounts of OID being included in the United States holder’s income over the life of the note. The amount of OID that a United States holder must include in income can be calculated by adding the daily portions of OID with respect to the discount note for each day during the taxable year or portion of the taxable year that the United States holder holds the discount note. The daily portion is determined by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. A United States holder may select an accrual period of any length with respect to the United States holder’s discount note and may vary the length of each accrual period over the term of the discount note. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount note must occur on either the first or final day of an accrual period.

The amount of OID allocable to an accrual period can be calculated by (a) multiplying a discount note’s adjusted issue price at the beginning of the accrual period by the note’s yield to maturity, and then (b) subtracting from this figure the sum of the payments of qualified stated interest on the note allocable to the accrual period. The discount note’s yield to maturity must be determined on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. The adjusted issue price of a discount note at the beginning of any accrual period is calculated by:

•	adding the discount note’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on the discount note that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on a discount note contains more than one accrual period, then, when determining the amount of OID allocable to an accrual period, a United States holder must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, the United States holder must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. The amount of OID allocable to an initial short accrual period may be computed by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length. The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of a note, other than any payment of qualified stated interest, and

•	the note’s adjusted issue price as of the beginning of the final accrual period.

All payments on a discount note (other than payments of qualified stated interest) will generally be viewed first as payments of previously-accrued OID (to the extent thereof), with payments attributed first to the earliest-accrued OID, and then as payments of principal.

In the case of a discount note that is denominated in, or determined by reference to, a foreign currency, a United States holder should determine the U.S. dollar amount includible in income as OID for each accrual period by (a) calculating the amount of OID allocable to each accrual period in the foreign currency using the constant-yield method described above, and (b) translating the amount of the foreign currency so derived at the average exchange rate in effect during that accrual period (or portion thereof within a United States holder’s taxable year) or, at the United States holder’s election (as described above under “—Payments of Interest”), at the exchange rate on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the exchange rate on the date of receipt, if such date is within five business days of the last day of the accrual period. Because exchange rates may fluctuate, a United States holder of a discount note that is denominated in, or determined by reference to, a foreign currency may recognize a different amount of OID income in each accrual period than would the United States holder of an otherwise similar discount note that is denominated in, and determined by reference to, U.S. dollars. Upon the receipt of an amount attributable to OID (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the discount note), a United States holder will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the discount note, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

Acquisition Premium. If a United States holder purchases a note for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on such note after the purchase date but is greater than the amount of such note’s adjusted issue price, as determined above under “—General”, the excess is acquisition premium. Unless the United States holder makes the election described below under “—Election to Treat All Interest as Original Issue Discount,” then the United States holder must reduce the daily portions of OID by a fraction equal to:

•	the excess of the United States holder’s adjusted basis in the note immediately after purchase over the adjusted issue price of the note,

divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the note after the purchase date over the note’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of a note by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of the note is attributable to pre-issuance accrued interest,

•	the first stated interest payment on the note is to be made within one year of the note’s issue date, and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the note.

Election to Treat All Interest as Original Issue Discount. A United States holder may elect to include in gross income all interest that accrues on a note using the constant-yield method described above under “—General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis OID and unstated interest, as adjusted by any amortizable bond premium, described below under “—Notes Purchased at a Premium.”

If a United States holder makes this election for a note, then for purposes of applying the constant-yield method:

•	the issue price of the note will equal the United States holder’s cost,

•	the issue date of the note will be the date the United States holder acquired it, and

•	no payments on the note will be treated as payments of qualified stated interest.

Generally, this election will apply only to the note for which the election is made; however, if the note has amortizable bond premium, the United States holder will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that the United States holder holds as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if a United States holder makes this election for a market discount note, the United States holder will be treated as having made the election described below under “—Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that the United States holder acquires on or after the first day of the first taxable year to which the election applies. The election to apply the constant-yield method to all interest on a note or the deemed election with respect to amortizable bond premium may not be revoked without the consent of the Internal Revenue Service.

Notes Subject to Contingencies Including Optional Redemption. A note is subject to a contingency if the note provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, a United States holder would determine the yield and maturity of the United States holder’s note by assuming that the payments would be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and

•	one of such schedules is significantly more likely than not to occur.

If there were no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, the United States holder would include income on the holder’s note in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable pricing supplement.

Notwithstanding the general rules for determining yield and maturity, if a note is subject to contingencies, and either the United States holder or we have an unconditional option or options that, if exercised, would require payments to be made on the note under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we would be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the note, and

•	in the case of an option or options that the United States holder may exercise, the United States holder would be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the United States holder’s note.

If both the United States holder and the Company hold options described in the preceding sentence, those rules would apply to each option in the order in which they may be exercised. The United States holder may determine the yield on the United States holder’s note for the purposes of those calculations by using any date on which the United States holder’s note may be redeemed or repurchased as the maturity date and the amount payable on the date that the United States holder chose in accordance with the terms of the United States holder’s note as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of the United States holder’s note is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, the United States holder would redetermine the yield and maturity of the United States holder’s note by treating such note as having been retired and reissued on the date of the change in circumstances for an amount equal to such note’s adjusted issue price on that date.

This subsection (as this section) does not apply to notes that are subject to the rules governing contingent payment debt instruments. The applicable pricing supplement will discuss certain United States federal income tax consequences of acquiring, owning, and disposing of such notes.

Variable Rate Notes. Floating rate notes generally will be treated as variable rate notes, which are subject to special rules discussed below. A floating rate note will be a variable rate note if:

•	the note’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

•	0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

•	15 percent of the total noncontingent principal payments, and

•	the note provides for stated interest, compounded or paid at least annually, only at:

•	one or more qualified floating rates,

•	a single fixed rate and one or more qualified floating rates,

•	a single objective rate, or

•	a single fixed rate and a single objective rate that is a qualified inverse floating rate, and

•	the value of any variable rate on any date during the term of the note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

A note will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the note is denominated, or

•	the rate is equal to such a rate either:

•	multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35, or

•	multiplied by a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.

If a note provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate.

A note will not have a qualified floating rate, however, if the rate is subject to certain restrictions, including caps, floors, governors, or other similar restrictions, unless such restrictions are caps, floors or governors that are fixed throughout the term of the note or such restrictions are not reasonably expected to significantly affect the yield on the note.

A note will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate, and

•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party.

A note will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate, and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

A note will also have a single qualified floating rate or an objective rate if interest on the note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the note that do not differ by more than 0.25 percentage points, or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

CMT rate, LIBOR, prime rate, treasury rate, and federal funds rate notes generally will be treated as variable rate notes under these rules.

In general, if a floating rate note that is treated as a variable rate note provides for stated interest at a single qualified floating rate or objective rate, or in certain cases one of those rates after a single fixed rate for an initial period of one year or less, all stated interest on the note is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for the note.

If a floating rate note that is treated as a variable rate note does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, interest and OID accruals on the note are generally determined by:

•	determining a fixed rate substitute for each variable rate provided under the note,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When determining the fixed rate substitute for each variable rate provided under the note, a United States holder generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the note.

If a floating rate note that is treated as a variable rate note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, interest and OID accruals generally must be determined using the method described in the second preceding paragraph. However, the floating rate note will be treated, for purposes of the first three steps of the determination, as if the note had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of the note as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Notes. In general, a cash basis United States holder of a short-term note (a note that matures one year from the note’s issue date) is not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless the United States holder elects to do so, although such a holder will generally be required to include any stated interest in income as the interest is received. An accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, will be required to accrue OID on short-term notes on either a straight-line basis or under the constant-yield method, based on daily compounding.

In the case of a United States holder not required and not electing to include OID in income currently, any gain realized on the sale or retirement of a short-term note will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis, unless an election is made to accrue the OID under the constant-yield method, through the date of sale or retirement. United States holders who are not required and do not elect to accrue OID on their short-term notes will be required to defer deductions for interest on borrowings allocable to the short-term notes in an amount not exceeding the deferred income until the deferred income is realized.

When determining the amount of OID subject to these rules, a United States holder must include all interest payments on a short-term note, including stated interest, in the short-term note’s stated redemption price at maturity.

Market Discount

A United States holder will be treated as if it purchased a note, other than a short-term note, at a market discount, and such note would be a market discount note if:

•	the United States holder purchases such note for less than its issue price as determined above under “Original Issue Discount—General”, and

•	the difference between the note’s stated redemption price at maturity or, in the case of a discount note, the note’s revised issue price, and the price the United States holder paid for such note is equal to or greater than 1/4 of 1 percent of such note’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the note’s maturity. To determine the revised issue price of such note for these purposes, the United States holder would generally add any OID that has accrued on such note to such issue price.

If a note’s stated redemption price at maturity or, in the case of a discount note, its revised issue price, exceeds the price the United States holder paid for the note by less than 1/4 of 1 percent multiplied by the number of complete years to the note’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to the United States holder.

The United States holder must treat any gain the United States holder recognizes on the maturity or disposition of the United States holder’s market discount note as ordinary income to the extent of the accrued market discount on the United States holder’s note. Alternatively, the United States holder may elect to include market discount in income currently over the life of the United States holder’s note. If the United States holder makes this election, it will apply to all debt instruments with market discount that the United States holder acquires on or after the first day of the first taxable year to which the election applies. The United States holder may not revoke this election without the consent of the Internal Revenue Service. If the United States holder owns a market discount note and does not make this election, the United States holder will generally be required to defer deductions for interest on borrowings allocable to the United States holder’s note in an amount not exceeding the accrued market discount on the United States holder’s note until the maturity or disposition of the United States holder’s note.

If the United States holder owns a market discount note, the market discount will accrue on a straight-line basis unless an election is made to accrue market discount using a constant-yield method. If the United States holder makes this election, it will apply only to the note with respect to which such election is made and the United States holder may not revoke it. The United States holder would, however, not include accrued market discount in income unless such holder elects to do so, as described above.

Notes Purchased at a Premium

If a United States holder purchases a note for an amount in excess of its principal amount (or, in the case of a discount note, in excess of its stated redemption price at maturity), the United States holder may elect to treat the excess as amortizable bond premium. A United States holder that makes this election must reduce the amount required to be included in the United States holder’s income each accrual period with respect to interest on the note by the amount of amortizable bond premium allocable to that accrual period, based on the note’s yield to maturity.

If the amortizable bond premium allocable to an accrual period exceeds a United States holder’s interest income from the note for such accrual period, such excess is first allowed as a deduction to the extent of interest included in the United States holder’s income in respect of the note in previous accrual periods and is then carried forward to the next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which the note is sold, retired or otherwise disposed of exceeds the United States holder’s interest income for such accrual period, the United States holder would be allowed an ordinary deduction equal to such excess.

If the note is denominated in, or determined by reference to, a foreign currency, a United States holder will compute the amortizable bond premium in units of the foreign currency and such amortizable bond premium will reduce the United States holder’s interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time the amortized bond premium offsets interest income and the time of the acquisition of the note is generally taxable as ordinary income or loss. The election to amortize bond premium will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that the United States holder holds at the beginning of the first taxable year to which the election applies or that the United States holder thereafter acquires, and the election may not be revoked without the consent of the Internal Revenue Service. We also refer holders to the discussion under “Original Issue Discount—Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale and Retirement of the Notes

A United States holder’s tax basis in a note will generally be the U.S. dollar cost, as defined below, of the note, adjusted by:

•	adding any OID or de minimis market discount previously included in income with respect to the note, and then

•	subtracting any payments on the note that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest income on the note or gave rise to a deduction on the note.

If a United States holder purchases a note with foreign currency, the U.S. dollar cost of such note will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if the United States holder is a cash basis taxpayer, or an accrual basis taxpayer if the United States holder so elects, and the note is traded on an established securities market, as defined in the applicable treasury regulations, the U.S. dollar cost of such note will be the U.S. dollar value of the purchase price on the settlement date of the purchase.

A United States holder will generally recognize gain or loss on the sale or retirement of a note equal to the difference between the amount realized on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and the United States holder’s tax basis in the note. If a note is sold or retired for an amount in foreign currency, the amount realized will be the U.S. dollar value of such amount on the date the note is disposed of or retired, except that in the case of a note that is traded on an established securities market, as defined in the applicable treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale. Such gain or loss generally will be capital gain or loss, except to the extent:

•	described above under “—Original Issue Discount—Short-Term Notes” or “—Market Discount,” or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

A United States holder must treat any portion of the gain or loss recognized on the sale or retirement of a note as ordinary income or loss to the extent attributable to changes in exchange rates. However, the United States holder takes exchange gain or loss into account only to the extent of the total gain or loss realized on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If a United States holder receives foreign currency as interest on a note or on the sale or retirement of a note, the United States holder’s tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If the United States holder purchases foreign currency, the United States holder’s tax basis will generally be equal to the U.S. dollar value of the foreign currency on the date of the purchase. The amount of any gain or loss recognized upon the sale or disposition of a foreign currency, including if the United States holder uses such foreign currency to purchase notes or exchange such foreign currency for U.S. dollars, will be equal to the difference between (i) the amount of U.S. dollars (or the fair market value in U.S. dollars of the other property received in such sale or disposition), and (ii) the United States holder’s tax basis in such foreign currency. Any such gain or loss recognized generally will be ordinary income or loss.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income generally includes the United States holder’s interest income and the United States holder’s net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). United States holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of the Medicare tax to their income and gains in respect of their investment in the notes.

Non-United States Holders

This subsection describes the tax consequences to a non-United States holder. This subsection does not apply to United States holders. A non-United States holder is a beneficial owner of a note that is, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation,

•	a foreign partnership, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net basis on income or gain from a note.

This discussion assumes that the note is not subject to the rules of Section 871(h)(4)(A) of the Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party. The United States federal income tax consequences to a non-United States holder of owning such notes will be discussed in an applicable pricing supplement.

Payments on the Notes

Under United States federal income tax law, and subject to the discussions of FATCA withholding and backup withholding below, the Company and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including OID, on a note to a non-United States holder if, in the case of payments of interest:

I.	the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,

II.	the holder is not a controlled foreign corporation (within the meaning of the Code) that is related to the Company through stock ownership,

III.	the U.S. payor does not have actual knowledge or reason to know that the holder is a United States person, and:

A.	the holder has furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which the holder certifies, under penalties of perjury, that a holder is, or in the case of a non-United States holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is, not a United States person,

B.	the holder has furnished to the U.S. payor an Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which the holder certifies, under penalties of perjury, that such payments are effectively connected with such holder’s trade or business in the U.S.,

C.	in the case of payments made outside the United States to the holder at an offshore account, generally, an account maintained by the holder at a bank or other financial institution at any location outside the United States, the holder has furnished to the U.S. payor documentation that establishes the holder’s identity and the holder’s status as the beneficial owner of the payment for United States federal income tax purposes and that the holder is not a United States person,

D.	the U.S. payor has received a withholding certificate, furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form, from a person claiming to be:

1)	a withholding foreign partnership, generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments the partnership makes to its partners,

2)	a qualified intermediary, generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service, or

3)	a U.S. branch of a non-United States bank or of a non-United States insurance company,

and the withholding foreign partnership, qualified intermediary or U.S. branch, as applicable, has received documentation upon which it may rely to treat the payment as made to a non-United States person or other person that is exempt from withholding (or, in the case of a qualified intermediary, has complied with its agreement with the Internal Revenue Service and applicable U.S. treasury regulations) that is, for United States federal income tax purposes, the beneficial owner of payments on the notes in accordance with U.S. treasury regulations, or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service,

E.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business:

1)	certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form has been received from the holder by such securities clearing organization, bank or other financial institution or by a similar financial institution between such securities clearing organization, bank or other financial institution and the holder, and

2)	to which is attached a copy of the Internal Revenue Service Form W-8BEN or W-8BEN-E or acceptable substitute form, or

F.	the U.S. payor otherwise possesses documentation upon which the U.S. payor may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of payments on the notes in accordance with U.S. treasury regulations.

If a non-United States holder cannot satisfy the requirements described above, payments of interest generally will be subject to a 30% U.S. federal withholding tax unless a tax treaty applies. If a tax treaty applies, a non-United States holder may be eligible for a reduction of or exemption from U.S. federal withholding tax. To claim any exemption from or reduction in the 30% withholding tax under a treaty, the non-United States holder must provide a properly executed IRS Form W-8BEN or W-8BEN-E or an acceptable substitute form claiming a reduction of or an exemption from withholding tax under an applicable tax treaty.

A non-United States holder that is engaged in a trade or business in the U.S. (and, if a tax treaty applies, maintains a permanent establishment within the U.S.) and receives interest on a note that is effectively connected with the conduct of such trade or business (and, if a tax treaty applies, attributable to such permanent establishment) will be subject to U.S. federal income tax on such interest on a net income basis in generally the same manner as a United States holder. In addition, in certain circumstances, a non-United States holder that is a foreign corporation may be subject to a 30% (or, if a tax treaty applies, such lower rate as provided) branch profits tax.

If a non-United States holder is subject to withholding at a rate in excess of a reduced rate for which the non-United States holder is eligible under a tax treaty or otherwise, such holder may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate. Investors are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in the notes.

Sale, Exchange or Retirement of the Notes

Under United States federal income tax law, and subject to the discussions of FATCA withholding and backup withholding below, a non-United States holder of a note will not be subject to United States federal income or withholding tax on any gain realized on the sale or exchange of a note, unless:

•	such gain is effectively connected with the conduct of the non-United States holder’s trade or business in the United States (and, where an applicable tax treaty so provides, is also attributable to a U.S. permanent establishment maintained by the non-United States holder), or

•	the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Federal Estate Taxes

A note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote at the time of death, and

•	the income on the note would not have been effectively connected with a United States trade or business of the decedent at the same time.

Different rules apply in the case of notes that provide for interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to a non-United States holder or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on the non-United States holder’s behalf if the non-United States holder or such persons fail to comply with certain information reporting requirements. Such payments include U.S.-source interest and the gross proceeds from the sale or other disposition of notes that can produce U.S.-source interest. Payments of interest that a non-United States holder receives in respect of its notes could be affected by this withholding if the non-United States holder is subject to the FATCA information reporting requirements and fails to comply with them or if the non-United States holder holds notes through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to the non-United States holder would not otherwise have been subject to FATCA withholding). Payments of gross proceeds from a sale or other disposition of notes could also be subject to FATCA withholding unless such disposition occurs before January 1, 2019. Holders should consult their own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the notes are denominated in a foreign currency, a United States holder (or a non-United States holder that holds the notes in connection with a U.S. trade or business) that recognizes a loss with respect to the notes that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. Holders should consult with their tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of notes.

Backup Withholding and Information Reporting

In general, the Company and other payors are required to report to the Internal Revenue Service all payments of principal, any premium and interest on notes held by noncorporate United States holders, and the accrual of OID on discount notes held by such holders. In addition, the Company and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of a note before maturing in the United States. Additionally, backup withholding will apply to any payments, including payments of OID, on a note held by a noncorporate United States holder if such holder fails to provide an accurate taxpayer identification number, or (in the case of interest payments) is notified by the Internal Revenue Service that the holder has failed to report all interest and dividends required to be shown on the holder’s federal income tax returns.

In general, the Company and other payors are required to report on Internal Revenue Service Form 1042-S payments of interest to a non-United States holder. Payments of principal, premium or interest, including OID, made by the Company and other payors to a non-United States holder would otherwise not be subject to backup withholding and information reporting, provided that the certification requirements described above under “—Non-United States Holders” are satisfied or the holder otherwise establishes an exemption. In addition, payment of the proceeds from the sale of notes effected at a United States office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that the holder is a United States person and (ii) the holder has furnished to the payor or broker an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.

In general, payment of the proceeds from the sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States. In addition, certain foreign brokers may be required to report the amount of gross proceeds from the sale or other disposition of notes under FATCA if the holder is, or is presumed to be, a United States person.

A holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed the holder’s income tax liability by filing a refund claim with the Internal Revenue Service.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by (i) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

This summary is based on the fiduciary responsibility provisions of ERISA, relevant regulations issued by the United States Department of Labor, and on the pertinent provisions of the Code and regulations issued thereunder. No assurance can be given that future legislation, administrative regulations or rulings or court decisions will not significantly modify the requirements summarized herein. Any such changes may be retroactive and thereby apply to transactions entered into prior to the date of their enactment or release.

The following summary is not intended to be exhaustive. Prior to making an investment in the notes of a portion of the assets of any Plan, the fiduciaries of the Plan should consult with independent counsel regarding whether an investment in the notes is appropriate and as to the consequences under ERISA, the Code and other applicable laws of an investment in the notes.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code related to standards of conduct and the management and disposition of Plan assets, and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other “parties in interest” or “disqualified persons” (as those terms are defined in ERISA and the Code). Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of the assets of a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary, taking into account the facts and circumstances of the Plan, should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

A fiduciary can be personally liable for losses incurred by a Plan resulting from a breach of fiduciary duties and can be subject to other adverse consequences.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest”, within the meaning of ERISA, or “disqualified persons”, within the meaning of Section 4975 of the Code (including, without limitation, loans or other extensions of credit between a Plan and any such person or entity), unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, a fiduciary of the Plan that engages in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by a Plan with respect to which we or any of the agents for the offering of the note (or any of our or their affiliates) (the “Transaction Parties”) are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs”, that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation of any applicable Similar Laws.

Representation

By acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any Plan or (ii) the purchase, holding and, to the extent relevant, disposition of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

By acceptance of a note, each holder of a note or any interest therein that is a Plan and that acquires notes in connection with this offering will be deemed to have represented by its purchase and holding of the notes offered hereby that a fiduciary (the “Fiduciary”) independent of the Transaction Parties and acting on the Plan’s behalf is responsible for the Plan’s decision to acquire and hold the notes, and that such Fiduciary:

(i) is either a U.S. bank, a U.S. insurance carrier, a U.S. registered investment adviser, a U.S. registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control, in each case under the requirements specified in the U.S. Code of Federal Regulations, 29 C.F.R. Section 2510.3-21(c)(1)(i), as amended from time to time,

(ii) in the case of a Plan that is an IRA, is not the IRA owner, beneficiary of the IRA or relative of the IRA owner or beneficiary,

(iii) is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in the notes,

(iv) is a fiduciary under ERISA or the Code, or both, with respect to the decision to acquire or hold the notes,

(v) has exercised independent judgment in evaluating whether to invest the assets of the Plan in the notes,

(vi) understands and has been fairly informed of the existence and the nature of the financial interests of the Transaction Parties in connection with the Plan’s acquisition or holding of the notes as, disclosed in this prospectus supplement and any other documentation provided by the Transaction Parties,

(vii) understands that the Transaction Parties are not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity to the Plan, in connection with the Plan’s acquisition or holding of the notes, and

(viii) confirms that no fee or other compensation will be paid directly to any of the Transaction Parties by the Plan, or any fiduciary, participant or beneficiary of the Plan, for the provision of investment advice (as opposed to other services) in connection with the Plan’s acquisition or holding of the notes.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes. Purchasers of the notes have exclusive responsibility for ensuring that their purchase and holding of the notes do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes to a Plan is in no respect a representation by us or any of our affiliates or representatives that such investment meets all relevant legal requirements with respect to investments by any such Plan generally or any particular Plan, or that such investment is appropriate for such Plans generally or any particular Plan.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We and the agents have entered into a distribution agreement with respect to the notes. We are offering the notes on a continuing basis to or through the agents, who may purchase notes, as principal, from us for resale to investors and other purchasers, at varying prices relating to prevailing market prices as determined by the applicable agent or agents at the time of resale, or, if so agreed, at a fixed offering price set forth in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, any note sold to an agent as principal will be purchased by that agent at a price equal to 100% of the principal amount of that note less the commission, as described below, payable to that agent. If agreed to by us and the applicable agent, that agent may utilize its reasonable efforts on an agency basis to solicit offers to purchase the notes at 100% of the principal amount of the notes, unless otherwise specified in the applicable pricing supplement. In addition, we may sell notes directly and we may sell notes other than through the agents as described below. We will have the sole right to accept offers to purchase the notes from us and may reject any such offer in whole or in part. The agents will have the right to reject any offer to purchase the notes, as a whole or in part.

As compensation for each agent’s services hereunder, we will pay each agent a commission, which may be in the form of a discount or otherwise, and which will be negotiated between the applicable agent and us at the time of sale and disclosed in the applicable pricing supplement.

An agent may sell notes it has purchased from us as principal to other dealers for resale to investors and other purchasers, and that agent may re-allow all or any portion of the discount received in connection with purchases from us to those dealers. After the initial offering of any note, the offering price, in the case of notes to be resold at a fixed offering price, the concession and the discount may be changed.

We may from time to time engage a dealer other than an agent to solicit a specific purchase of notes if (a) that dealer is engaged on terms substantially similar, including the same commission schedule, to the applicable terms of the distribution agreement entered into between us and the agents and (b) the agents are given notice of the purchase, including the terms thereof, promptly after the purchase has been agreed to. Each such dealer will act individually in connection with the notes and not collectively or jointly with the agents.

Each agent, whether acting as agent or principal, may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act or to contribute to payments that the agents may be required to make in respect of such liabilities. We also have agreed to reimburse the agents for certain expenses, including fees of counsel for the agents.

If the agents sell notes to dealers who resell to investors and the agents pay the dealers all or part of the discount or commission they receive from us, those dealers may also be deemed to be “underwriters” within the meaning of the Securities Act.

Each issuance of notes will be a new issue of securities, and there will be no established trading market for any note before its original issue date. We do not plan to list the notes on a securities exchange or quotation system. We have been advised by J.P. Morgan Securities LLC that it or the other agents may make a market in the notes. However, neither J.P. Morgan Securities LLC, the other agents nor any other agent named in a pricing supplement that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

The agents and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, corporate trust and investment banking services for the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the agents or their respective affiliates have a lending relationship with us, certain of those agents or their affiliates routinely hedge, and certain other of those agents or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In the ordinary course of their respective businesses, certain of the agents and dealers or their affiliates and associates may engage in commercial banking, investment banking and/or other financial service transactions with us and our affiliates. In addition, BNY Mellon Capital Markets, LLC is an affiliate of the trustee for the notes.

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Securities constituting part of its allotment solely outside the United States.

Selling Restrictions

The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.

United Kingdom

In the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the Prospectus Directive) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The notes are not being offered to the public in the United Kingdom. In addition, in the United Kingdom, the notes may not be offered other than by an agent that:

(a) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA would not apply to the issuer; and

(b) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the agents are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of and have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. No agent may publicly distribute or otherwise make publicly available in Switzerland this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the notes.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, the Company or the notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (the “Companies Ordinance”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended, the “FIEL”). In respect of the solicitation relating to the notes in Japan, no securities registration statement under Article 4, Paragraph 1 of the FIEL has been filed, since this solicitation constitutes a “solicitation targeting QIIs”, as defined in Article 23-13, Paragraph 1 of the FIEL. Each agent will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except for a QII.

Any investor desiring to acquire the notes must be aware that the notes may not be Transferred (as defined below) to any other person unless such person is a QII.

In this section:

•	“QII” means a qualified institutional investor as defined in the Cabinet Ordinance Concerning Definitions under Article 2 of the Financial Instruments and Exchange Law of Japan (Ordinance No. 14 of 1993 of the Ministry of Finance of Japan, as amended).

•	“Transfer” means a sale, exchange, transfer, assignment, pledge, hypothecation, encumbrance or other disposition of all or any portion of notes, either directly or indirectly, to another person. When used as a verb, the terms “Transfer” and “Transferred” shall have correlative meanings.

•	“Resident of Japan” means a natural person having his/her place of domicile or residence in Japan, or a legal person having its main office in Japan. A branch, agency or other office in Japan of a nonresident, irrespective of whether it is legally authorized to represent its principal or not, shall be deemed to be a resident of Japan even if its main office is in any other country than Japan.

Singapore

This prospectus supplement and the accompanying prospectus base has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or to any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

VALIDITY OF THE NOTES

The validity of the notes that may be issued after the date of this prospectus supplement will be passed upon for Prudential Financial, Inc. by corporate counsel for Prudential Financial, Inc. and for the agents by Cleary Gottlieb Steen & Hamilton LLP. The opinion of such corporate counsel for Prudential Financial, Inc. will be based on assumptions about future actions required to be taken by Prudential Financial, Inc. and the trustee in connection with the issuance and sale of each note, about the specific terms of each note and about other matters that may affect the validity of the notes but which cannot be ascertained on the date of that opinion. As of the date of this prospectus supplement, each such corporate counsel for Prudential Financial, Inc. owned less than 1% of the common stock of Prudential Financial, Inc. Cleary Gottlieb Steen & Hamilton LLP regularly provides legal services to us and our subsidiaries.

PROSPECTUS

Prudential Financial, Inc.

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

We may offer the securities listed above, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We may sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, selling securityholders may also sell these securities, from time to time, if so identified and on terms described in the applicable prospectus supplement or pricing supplement.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement or supplements to this prospectus and any pricing supplement.

Prudential Financial, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “PRU”.

Investing in the securities involves risks, including our credit risk. See the section entitled “Risk Factors” beginning on page 2 and, if applicable, any risk factors described in any accompanying prospectus supplement, pricing supplement or free writing prospectus or in our periodic reports filed with the Securities and Exchange Commission that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus and applicable prospectus supplement may be used in the initial sale of the securities or, if so specified in the applicable prospectus supplement, in any sales by selling securityholders.

Prospectus dated March 1, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, utilizing a shelf registration or continuous offering process. Under this shelf registration or continuous offering process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus describes some of the general terms that may apply to the securities that we may offer and the general manner in which the securities may be offered. Each time we sell securities, we will provide a prospectus supplement or supplements (which may include a pricing supplement) containing specific information about the terms of the securities being offered and the manner in which they may be offered. We and any underwriter or agent that we may from time to time retain may also provide you with one or more free writing prospectuses containing other information about the offering, which we refer to as a “free writing prospectus”. A prospectus supplement or supplements or any such free writing prospectus provided to you may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material United States federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA”. A prospectus supplement or supplements or free writing prospectus may also add, update or change information in this prospectus. When we discuss a “prospectus supplement” in this prospectus, we mean any or all of a prospectus supplement, pricing supplement and free writing prospectus, as applicable, unless the context otherwise requires. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s public reference room mentioned under the heading “Where You Can Find More Information”.

Neither we nor any underwriter or agent that we may from time to time retain take any responsibility for any other information that others may provide to you, nor can we or any underwriters or agents provide any assurance as to the accuracy thereof. Neither we nor any underwriters or agents that we may from time to time retain have authorized anyone to provide you with different information from that contained in or incorporated by reference into this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement or supplements for each offering will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to as the “Securities Act”.

References in this prospectus to the “Company”, “Prudential Financial, Inc.”, “Prudential Financial”, “we”, “us” or “our” refer to Prudential Financial, Inc. only and do not include its consolidated subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$”.

RISK FACTORS

Investing in our securities involves risk. We urge you to carefully consider the risk factors described in Item 1A of our most recent annual report filed with the SEC and incorporated by reference in this prospectus, our other periodic reports incorporated by reference in this prospectus, and, if applicable, in any prospectus supplement used in connection with an offering of our securities before making an investment decision. Although we discuss key risks in our periodic reports filed with the SEC and in any applicable prospectus supplement used in connection with an offering of our securities, new risks may emerge in the future, which may prove to be important. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks to our business and financial performance. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and Current Reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Information that is furnished, rather than filed, on our Current Reports on Form 8-K is not incorporated by reference in this registration statement and prospectus. We incorporate by reference the documents listed below and filings that we will make after the date of filing the initial registration statement and prior to the effectiveness of the registration statement, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”:

•	Annual Report on Form 10-K for the year ended December 31, 2017;

•	Definitive proxy statement filed on March 21, 2017, pursuant to Section 14 of the Exchange Act; and

•	Current Report on Form 8-K filed on February 13, 2018.

Any person to whom this prospectus is delivered may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Corporate Secretary

Prudential Financial, Inc.

751 Broad Street

Newark, New Jersey 07102

(973) 802-6000

PRUDENTIAL FINANCIAL, INC.

Business

Prudential Financial, Inc., a financial services leader with approximately $1.394 trillion of assets under management as of December 31, 2017, has operations in the United States, Asia, Europe and Latin America. Through our subsidiaries and affiliates, we offer a wide array of financial products and services, including life insurance, annuities, retirement-related services, mutual funds and investment management. We offer these products and services to individual and institutional customers through proprietary and third-party distribution networks.

We are a holding company and our principal assets are investments in our subsidiaries. As a holding company, the principal sources of funds available to meet our obligations are dividends, returns of capital and interest income from our subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under our obligations or to make any funds available for such payment.

Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, including The Prudential Insurance Company of America, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations are effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and investors should look only to our assets for payment of our obligations.

Our Common Stock is publicly traded on the New York Stock Exchange under the ticker symbol “PRU”. On December 18, 2001, our date of demutualization, The Prudential Insurance Company of America converted from a mutual life insurance company owned by its policyholders to a stock life insurance company and became an indirect, wholly-owned subsidiary of Prudential Financial.

We are incorporated under the laws of the State of New Jersey.

Our Executive Offices

Our registered office and principal executive offices are located at 751 Broad Street, Newark, New Jersey 07102. Our telephone number is (973) 802-6000.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities referenced in this prospectus for (a) general corporate purposes, which may include, among other things, working capital, contributions of capital or loans to our insurance underwriting and other subsidiaries, capital expenditures, the repurchase of shares of Common Stock, the repayment of short-term borrowings or other debt, or acquisitions, or (b) any other purpose disclosed in the applicable prospectus supplement or supplements.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

The following briefly summarizes some provisions of our senior debt indenture and our subordinated debt indenture that would be important to holders of debt securities. The following description may not be complete, may be supplemented in prospectus supplements, and is subject to, and qualified in its entirety by reference to, the terms and provisions of our senior debt indenture and our subordinated debt indenture that are exhibits to the registration statement that contains this prospectus.

Overview

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you will be one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated obligations.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under a subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness”, as defined in the subordinated debt indenture. Neither indenture limits our ability to incur additional senior indebtedness.

In this prospectus, “debt securities” refers to both the senior debt securities and the subordinated debt securities.

We are a Holding Company

Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, including The Prudential Insurance Company of America, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and you, as holders of debt securities, should look only to our assets for payment thereunder.

Indentures and Trustees

Our senior debt securities and our subordinated debt securities each are governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. The senior debt indenture dated as of April 25, 2003 (the “senior debt indenture”) is a contract between us and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A., which acts as trustee. The subordinated debt indenture dated as of June 17, 2008 (the “subordinated debt indenture”) is a contract between us and The Bank of New York Mellon (formerly known as The Bank of New York), which acts as trustee. The indentures are substantially identical, except for the covenant described below under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary”, which is included only in the senior debt indenture, and the event of default described below relating to sinking fund obligations and the provisions relating to subordination, which are included only in the subordinated debt indenture.

Reference to the indenture or the trustee with respect to any debt securities means the indenture under which those debt securities are issued and the trustee under that indenture.

The trustee has two main roles:

•	First, the trustee can enforce your rights against us if we default on our obligations under the terms of the applicable indenture or the debt securities. There are some limitations on the extent to which the trustee acts on your behalf, described later under “—Default and Related Matters—Events of Default—Remedies if an Event of Default Occurs”; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new holder if you sell them and sending you notices.

The indentures and their associated documents contain the full legal text of the matters described in this section. A copy of the senior debt indenture, the second and third supplemental indentures to the senior debt indenture and the subordinated debt indenture appear as exhibits to our registration statement. See “Where You Can Find More Information” for information on how to obtain a copy.

Different Series of Debt Securities

We may issue as many distinct series of debt securities under either indenture as we wish. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities will also describe any differences with the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including definitions of some of the terms used in the indentures. We discuss only the more important terms in this prospectus. Whenever we refer to the defined terms of the indentures in this prospectus or in a prospectus supplement, those defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indentures for the most complete description of what we describe in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, or a free writing prospectus, which contains the precise terms of debt securities you are offered.

We expect to issue the debt securities only in fully registered global form. For information regarding the form of the debt securities we may issue and how your rights may be affected as an indirect holder, see the subsection entitled “—Legal Ownership and Global Security Issuance”. In the remainder of this description, “you” means direct holders and not street name or other indirect holders of debt securities.

Tax Treatment of Original Issue Discount and Other Debt Securities

The prospectus supplement relating to specific debt securities will describe the U.S. federal income tax considerations applicable to such specific debt securities. We may issue debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount and which may provide that, upon redemption or acceleration of maturity, an amount less than their principal amounts will be payable. An original issue discount debt security may be a zero-coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. The prospectus supplement relating to original issue discount securities will describe U.S. federal income tax consequences and other special considerations applicable to them. We also may issue debt securities as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, which may trigger special U.S. federal income tax, accounting and other consequences, all as described in more detail in the prospectus supplement relating to any of the particular debt securities.

A Prospectus Supplement Will Describe the Specific Terms of a Series of Debt Securities

The specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement or supplements relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	if the series of debt securities are subordinated debt securities, whether the subordination provisions summarized below or different subordination provisions will apply;

•	the aggregate principal amount of the series of debt securities and any limit thereon;

•	the date or dates on which the series of debt securities will mature;

•	the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•	the rate or rates, which may be fixed, variable or indexed, per annum at which the series of debt securities will bear interest, if any, the date or dates from which that interest, if any, will accrue, and any applicable day count fraction and other provisions for calculating interest;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities is payable;

•	the dates on which interest, if any, on the series of debt securities will be payable, the regular record dates for the interest payment dates if different from those specified in this prospectus, the person to whom interest on a debt security is payable, if that person is not a holder on the regular record date, and the business day convention and business days applicable to the debt securities;

•	if the series of debt securities are subordinated debt securities, the right, if any, to defer payment of interest or extend the interest payment periods and the duration of any such deferral or extension period, including the maximum consecutive period during which interest payment periods may be extended;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at our option or the option of the holder;

•	the date, if any, on or after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if the debt securities may be converted into or exercised or exchanged for our Common Stock or preferred stock or any other of our securities, or of securities of any third party, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of Common Stock or preferred stock or such other securities issuable upon conversion, exercise or exchange may be adjusted;

•	whether the debt securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which a resale may occur, any conditions to the resale and any right of a holder to substitute securities for the securities subject to resale;

•	the denominations in which the series of debt securities will be issuable, including if other than in denominations of $1,000 and any integral multiple thereof;

•	if other than the principal amount thereof, the portion of the principal amount of the series of debt securities which will be payable upon the declaration of acceleration of the maturity of that series of debt securities;

•	the currency or currencies, including currency units or composite currencies, of payment of principal, premium, if any, and interest on the series of debt securities and any special considerations relating to that currency or those currencies;

•	if the currency or currencies, including currency units or composite currencies, of payment for principal, premium, if any, and interest on the series of debt securities is subject to our or a holder’s election, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, and interest, if any, on the series of debt securities;

•	the applicability of the provisions described below under “—Restrictive Covenants” and “—Defeasance”;

•	any event of default under the series of debt securities if different from those described below under “—Default and Related Matters—Events of Default—What Is an Event of Default?”;

•	if the series of debt securities will be issuable only in the form of a global security, as described below under “—Legal Ownership—Global Securities”, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•	a discussion of certain U.S. federal income tax considerations applicable to specific debt securities, if different from those discussed in this prospectus;

•	any proposed listing of the series of debt securities on any securities exchange; and

•	any other special feature of the series of debt securities.

Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the applicable prospectus supplement.

Modification and Waiver of Indenture Provisions

There are four types of changes we can make to either indenture and the applicable series of debt securities issued under that indenture.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

•	change to the payment due date of the principal or interest on a debt security;

•	reduction of any amounts due on a debt security;

•	reduction of the amount of principal payable upon acceleration of the maturity of a debt security, including the amount payable on an original issue discount security, following a default;

•	change to the place or currency of payment on a debt security;

•	impairment of your right to sue for payment of any amount due on your debt security;

•	impairment of any right that you may have to exchange or convert the debt security for or into other securities or property;

•	reduction of the percentage of direct holders of debt securities whose consent is needed to modify or amend the applicable indenture;

•	reduction of the percentage of direct holders of debt securities whose consent is needed to waive our compliance with certain provisions of the applicable indenture or to waive certain defaults; and

•	modification of any other aspect of the provisions dealing with modification and waiver of the applicable indenture.

Changes Requiring a Majority Vote. The second type of change to a particular indenture and the debt securities is the kind that requires a vote in favor by direct holders of debt securities owning a majority of the principal amount of each series affected thereby. Most changes, including waivers, as described below, fall into this category, except for changes noted above as requiring the approval of the holders of each security affected thereby, and, as noted below, changes not requiring approval.

Each indenture provides that a supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more particular series of securities, or which modifies the rights of the holders of securities of such series with respect to such covenant or other provision, will not be deemed to affect the rights under the applicable indenture of the holders of securities of any other series.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes referenced in our indentures that would not adversely affect holders of the debt securities.

Changes by Waiver Requiring a Majority Vote. Fourth, we need the approval of direct holders of senior debt securities owning a majority of the principal amount of the particular series affected to obtain a waiver of certain of the restrictive covenants, including the one described below under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary”. We also need such majority approval to obtain a waiver of any past default, except a payment default listed in the first category described later under “—Default and Related Matters—Events of Default”, which would require the waiver of each holder.

Modification of Subordination Provisions. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect without the consent of the direct holders of a majority in aggregate principal amount of each affected series.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default;

•	for debt securities whose principal amount is not known, for example, because it is based on an index, we will use a special rule for that debt security described in the applicable prospectus supplement; or

•	for debt securities denominated in one or more foreign currencies, currency units or composite currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “—Defeasance—Full Defeasance”.

We will generally be entitled to set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In some circumstances, the trustee will be entitled to set a record date for action by direct holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are direct holders of outstanding securities of that series on the record date and must be taken on or before the expiration date designated by us or the trustee, as applicable. If no such expiration date is so designated, the expiration date will be the 180th day following the record date.

If you are a street name holder or other indirect holder, you should consult your bank or broker for information on how you may grant or deny approval if we seek to change an indenture or the debt securities or request a waiver.

Subordination Provisions

Direct holders of subordinated debt securities must recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

Senior Indebtedness

Under the subordinated debt indenture, “senior indebtedness” includes all of our obligations to pay principal, premium, if any, interest, penalties, fees and other charges:

•	for borrowed money;

•	in the form of or evidenced by other instruments, including obligations incurred in connection with our purchase of property, assets or businesses;

•	under capital leases;

•	under letters of credit, bankers’ acceptances or similar facilities;

•	issued or assumed in the form of a deferred purchase price of property or services, such as master leases;

•	under swaps and other hedging arrangements; and

•	pursuant to our guarantee of another entity’s obligations and all dividend obligations guaranteed by us.

The following types of our indebtedness will not rank senior to the subordinated debt securities:

•	indebtedness incurred in the form of trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	indebtedness which, by its terms, expressly provides that it does not rank senior to the subordinated debt securities; and

•	indebtedness we owe to a subsidiary of ours.

Payment Restrictions on our Subordinated Debt

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

•	(a) in the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any senior indebtedness beyond any applicable grace period, or (b) in the event that any event of default, or event which, with notice or lapse of time or both, would become an event of default with respect to any senior indebtedness has occurred and is continuing, permitting the direct holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of either (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded or, in the case of (b) only, a specified period of time has elapsed).

If the trustee under the subordinated debt indenture or any direct holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the direct holders will have to repay that money to the direct holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the direct holders of that series can take action against us, but they will not receive any money until the claims of the direct holders of senior indebtedness have been fully satisfied.

Restrictive Covenants

General

We have made certain promises in each indenture called covenants where, among other things, we promise to maintain our corporate existence and all licenses and material permits necessary for our business.

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another company or firm, or to buy or lease substantially all of the assets of another company or firm. However, we may not take any of these actions unless the following conditions, among others, are met:

•	If we merge out of existence or sell or lease substantially all our assets, the other company or firm may not be organized under a foreign country’s laws; that is, it must be a corporation, partnership or trust organized under the laws of a State of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities.

•	The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us notice of our default or our default having to exist for a specific period of time were disregarded.

•	It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders, including the direct holders of the senior debt securities, or over our general creditors if we fail to pay them back. We have promised in our senior debt indenture to limit these preferential rights on voting stock of any designated subsidiary, called liens, as discussed under “—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary”. If a merger or other transaction would create any liens on the voting stock of our designated subsidiary, we must comply with that restrictive covenant. We would do this either by deciding that the liens were permitted, or by following the requirements of the restrictive covenant to grant an equivalent or higher- ranking lien on the same voting stock to the direct holders of the senior debt securities.

In addition, in the senior debt indenture, but not in the subordinated debt indenture, we have made the promise described in the next paragraph.

Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary

Some of our property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders, including the direct holders of the senior debt securities, or over our general creditors if we fail to pay them back. These preferential rights are called liens. In the senior debt indenture, we promise not to create, issue, assume, incur or guarantee any indebtedness for borrowed money that is secured by an encumbrance such as a mortgage, pledge, lien, security interest or other encumbrance on the common stock of our designated subsidiary, of any successor to substantially all of the business of the designated subsidiary which is also a subsidiary of Prudential Financial, or of any corporation, other than Prudential Financial, directly or indirectly controlling the designated subsidiary. We do not need to comply with this restriction if we also secure all the senior debt securities that are deemed outstanding under the senior debt indenture equally with, or prior to, the indebtedness being secured, together with, if we so choose, any of our designated subsidiary’s other indebtedness. This promise does not restrict our ability to sell or otherwise dispose of our interests in our designated subsidiary.

Our designated subsidiary means The Prudential Insurance Company of America.

Defeasance

The following discussion of full defeasance and covenant defeasance will apply to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the applicable prospectus supplement.

Full Defeasance

If there is a change in U.S. federal income tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following arrangements for you to be repaid:

•	we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•	there must be a change in current U.S. federal income tax law or a U.S. Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.);

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above; and

•	in the case of the subordinated debt securities, the following requirements must also be met:

•	no event or condition may exist that, under the provisions described above under “—Subordination Provisions—Payment Restrictions on our Subordinated Debt”, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•	we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of direct holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the direct holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. In addition, in the case of subordinated debt securities, the provisions described above under “—Subordination Provisions” would not apply. You could not look to us for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

Covenant Defeasance

Under current U.S. federal income tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities without causing tax consequences to you. This type of release is called covenant defeasance. If we ever accomplished covenant defeasance, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•	we must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves; and

•	in the case of the subordinated debt securities, the following requirements must also be met:

•	no event or condition may exist that, under the provisions described above under “—Subordination Provisions—Payment Restrictions on our Subordinated Debt”, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•	we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of direct holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the direct holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If we accomplish covenant defeasance, the following provisions, among others, of the indentures and the debt securities would no longer apply:

•	our promises regarding conduct of our business previously described above under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary”, and any other covenants applicable to the series of debt securities and described in the prospectus supplement;

•	the condition regarding the treatment of liens when we merge or engage in similar transactions, as described above under “—Restrictive Covenants—Mergers and Similar Events”; and

•	the events of default relating to breach of covenants, described below under “—Default and Related Matters—Events of Default—What Is an Event of Default?”.

In addition, in the case of subordinated debt securities, the provisions described above under “—Subordination Provisions” will not apply if we accomplish covenant defeasance.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs, such as our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall in the trust deposit. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default and Related Matters

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means that you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our debt obligations and therefore they rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities are subordinate and junior in right of payment to all of our senior indebtedness, as defined in the subordinated debt indenture and as described above under “—Subordination Provisions”.

Events of Default

You will have special rights if an event of default occurs and is not cured or waived, as described later in this subsection.

What Is an Event of Default? The term “event of default” means any of the following:

•	we do not pay the principal or any premium on a debt security on its due date;

•	we do not pay interest on a debt security within 30 days of its due date;

•	with respect only to subordinated debt securities, we do not deposit money into a separate custodial account, known as a sinking fund, when such deposit is due if we agree to maintain any such sinking fund;

•	we remain in breach of the restrictive covenant described previously under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary” or default in the observance or performance of any other covenant, warranty or agreement contained in the applicable indenture that continues for a period of 90 days after we have received written notice specifying the default and demanding that such default be remedied from the trustee or the holders of at least 25% in principal amount of the outstanding securities of the affected series, except in the case of a default with respect to the “Consolidation, Merger and Sale of Assets” covenant, which will constitute an event of default with such notice requirement but without such passage of time requirement; provided that our failure to comply with the requirements of Section 314(a) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or our filing obligation, as defined below, or to file a report with the SEC as contemplated in the indenture or otherwise will not constitute an event, which with the giving of notice and the passage of time pursuant to this bullet, would constitute an event of default;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•	any other event of default described in the prospectus supplement occurs.

Remedies If an Event of Default Occurs. If you are the holder of a subordinated debt security, all remedies available to you upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions”. If an event of default has occurred and has not been cured or waived, the trustee or the direct holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount, or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security, of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be canceled by the direct holders of at least a majority in principal amount of the debt securities of the affected series.

You should refer to the prospectus supplement relating to any series of debt securities that are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless the direct holders offer the trustee reasonable protection from expenses and liability, called an indemnity. If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•	the direct holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must have not received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice; and

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

If you are a street name holder or other indirect holder, you should consult your bank or your broker for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default.

Reports

The indentures provide that any documents or reports that we may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after we have filed those documents or reports with the SEC (the “filing obligation”). Under the Trust Indenture Act, we may have a separate obligation to file with the trustee documents or reports that we are required to file with the SEC. Our failure to comply with either the filing obligation or any such filing obligation we may have under the Trust

Indenture Act is not an event that will result in an event of default under the indentures. Accordingly, acceleration of our obligations under the debt securities will not be a remedy for our failure to file those documents or reports with the trustee, and you may have no remedy for the failure other than an action for damages.

Conversion or Exchange for Common Stock

The terms on which debt securities of any series are convertible into or exchangeable for our Common Stock or other securities or property of ours or of third parties will be set forth in the applicable prospectus supplement. These terms will include:

•	the conversion or exchange price, or manner for calculating such a price;

•	the exchange or conversion period; and

•	whether the conversion or exchange is mandatory, at the option of the holder, or at our option.

The terms may also include calculations pursuant to which the number of shares of our or a third party’s common stock or other securities or property to be received by the holders of debt securities would be determined according to the market price of our Common Stock or other securities or property of ours or of third parties as of a time stated in the prospectus supplement. The conversion or exchange price of any debt securities of any series that is convertible into our Common Stock may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, in each case as we may describe in the applicable prospectus supplement.

Redemption

Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund.

If we issue redeemable debt securities, the dates and terms on which those securities are mandatorily or optionally redeemable will be set forth in the applicable prospectus supplement. We may, as applicable, redeem any series of those debt securities after its issuance date in whole or in part at any time and from time to time. We may redeem debt securities in denominations larger than $1,000 but only in integral multiples of $1,000.

If a series of debt securities is redeemable, the redemption price for any debt security that we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date, unless otherwise specified in the applicable prospectus supplement.

Governing Law

The indentures are, and the debt securities will be, governed by and construed in accordance with the laws of the State of New York.

Our Relationship With the Trustee

The trustee under our senior indenture is The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A. The trustee under our subordinated indenture is The Bank of New York Mellon (formerly known as The Bank of New York). We and our subsidiaries maintain banking and other service relationships with The Bank of New York Mellon.

If an actual or potential event of default occurs with respect to any of our debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, unless the default is cured or waived within 90 days, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

In addition, affiliates of the trustee have underwritten our securities from time to time in the past and may underwrite our securities from time to time in the future. The trustee may be required to resign if an actual or potential event of default occurs with respect to the debt securities within one year after any offering of our securities underwritten by an affiliate of the trustee, such as BNY Mellon Capital Markets, LLC, since the trustee would likely be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that event, except in very limited circumstances, the trustee would be required to resign as trustee under one or more of the indentures and we would be required to appoint a successor trustee, unless the default is cured or waived within 90 days. In addition, the trustee can resign for any reason by giving written notice, and we would be required to appoint a successor trustee. If the trustee resigns following a default or for any other reason, it may be difficult to identify and appoint a qualified successor trustee. The trustee will remain the trustee under the indenture until a successor is appointed. During the period of time until a successor is appointed, the trustee will have both (a) duties to noteholders under the indenture and (b) a conflicting interest under the indenture for purposes of the Trust Indenture Act.

Foreign Currency

If a debt security is denominated in other than U.S. dollars and the specified currency is not available due to the imposition of exchange controls or other circumstances beyond our control, is no longer used by the government of the relevant country (unless otherwise replaced by the euro), or is no longer used for the settlement of transactions by public institutions of the international banking community, then we will be entitled to satisfy our obligations to holders by making payments in U.S. dollars on the basis of the most recently available exchange rate. The “exchange rate” means the noon buying rate in The City of New York for cable transfers for the specified currency. Any payment made under the circumstances and in a manner described above will not constitute an event of default under the applicable indenture.

If the applicable specified currency is redenominated or converted into or replaced by another currency pursuant to law having general and direct applicability in the jurisdiction which issued that specified currency (which may include European Union law), any payments in respect of a debt security otherwise required to be made in the specified currency shall be made in the currency into or by which the specified currency has been so redenominated, converted or replaced, based on the conversion or equivalency rate prescribed by law having general and direct applicability in such jurisdiction (which may include European Union law), and the specified currency shall not be deemed to be unavailable to the Company solely by reason of any such redenomination, conversion or replacement.

If any currency is introduced in the jurisdiction issuing the specified currency on the basis of legally enforceable equivalency to the specified currency pursuant to law having general and direct applicability in such jurisdiction (which may include European Union law) in preparation for conversion of the specified currency into, or replacement of the specified currency by, such other currency, we shall be entitled, at our option, to make any payments in respect of the relevant debt security otherwise required to be made in the specified currency in such other currency based on the equivalency rate prescribed by law having general and direct applicability in such jurisdiction (which may include European Union law). Any payment so made shall not, by itself, constitute a default in our obligations to make payments on the debt security. No occurrence of a currency conversion, replacement or introduction of a type described in this paragraph or the preceding paragraph involving the specified currency shall, by itself, entitle us to avoid its obligations under the relevant debt security or entitle us or any registered holder of a debt security to rescission of the purchase and sale of that debt security or to reformation of any of the terms hereof on the grounds of impossibility or impracticality of performance, frustration of purpose or otherwise.

If the registered holder of a debt security denominated in a specified currency other than U.S. dollars has elected to receive payments in U.S. dollars, payment in respect of that debt security will be based upon the exchange rate as determined by the exchange rate agent named in the applicable prospectus supplement or supplements based on the highest firm bid quotation for U.S. dollars received by the exchange rate agent as of 11:00 A.M., New York City time, on the second business day next preceding the applicable payment date from three recognized foreign exchange dealers in The City of New York, one of which may be the exchange rate agent, for purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on such payment date of the aggregate amount of the specified currency payable to all holders of debt securities electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the holders of the debt securities by deductions from such payments. If three bid quotations are not available on the second business day preceding the payment of principal (and premium, if any) or interest with respect to any debt security, the payment will be made in the specified currency.

Legal Ownership and Global Security Issuance

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons or entities who are the direct holders of debt securities, which means those who are registered as holders of debt securities. As noted above, we will not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we will have no further responsibility for that payment even if that registered holder is legally required to pass the payment along to you as a street name holder but does not do so.

Global Securities

Because we will issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary.

Any person wishing to own a debt security included in the global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether your series of debt securities will be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize this type of investor as a registered holder of debt securities and instead deal only with the depositary that holds the global security.

If you are an investor in debt securities that are issued only in the form of global securities, you should be aware that:

•	you cannot get debt securities registered in your own name except in certain limited circumstances as described below under “—Special Situations When Global Security Will Be Terminated”;

•	you cannot receive physical certificates for your interest in the debt securities;

•	you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See “—Street Name and Other Indirect Holders” below;

•	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•	the depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

Special Situations When Global Security Will Be Terminated. In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in debt securities transferred to your own name, so that you will be a direct holder.

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and we notify the trustee that we are unable to locate a qualified successor depositary;

•	when we notify the trustee that that global security shall be so transferable and exchangeable (which we do not expect will occur); or

•	when an event of default on the debt securities has occurred and has not been cured.

Events of default are discussed under “—Default and Related Matters” above.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary, not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

Street Name and Other Indirect Holders

We generally will not recognize investors who hold debt securities in accounts at banks or brokers in “street name” as legal holders of debt securities. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you are responsible for checking with your own institution to find out:

•	how it handles securities payments and notices;

•	how it would handle a request for the holders’ consent if ever required;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Additional Mechanics

Form, Exchanges and Transfer of our Debt Securities

Form. The debt securities will be issued:

•	only in fully registered global form;

•	without interest coupons; and

•	unless otherwise indicated in the applicable prospectus supplement, in denominations that are integral multiples of $1,000.

A registered holder may have its debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. The registered holder may not exchange its debt securities for securities of a different series or having different terms, unless the prospectus supplement says it may.

Exchanges and Transfers. A registered holder may exchange or transfer debt securities at the office of the trustee. It may also replace lost, stolen, destroyed or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered direct holders is called the “security registrar”. It will also register transfers of the debt securities.

A registered holder will not be required to pay a service charge to transfer or exchange debt securities, but it may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with the registered holder’s proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

On each interest payment date we will pay interest to the registered holder listed in the trustee’s records at the close of business on a particular day, called the “regular record date”, in advance of each due date for interest. Unless otherwise specified in a prospectus supplement or supplements, the regular record date will be the business day preceding an interest payment date (as the interest payment date may be adjusted by any applicable business day convention). Because we expect to issue all of our debt securities in global form, we will pay interest to the relevant depositary in accordance with its applicable procedures. Each depositary has its own procedures for determining to whom it will pay interest, and it is not bound by the regular record date we establish. If our debt securities become held in registered non-global form in one of the special situations we have described in this prospectus, we will pay interest on the applicable interest payment dates to the registered holders on the regular record date.

We will pay interest, principal and any other money due on the debt securities in accordance with the procedures of the applicable depositary, in the case of global securities, and otherwise at the corporate trust office of the trustee in The City of New York. That office is currently located at 101 Barclay Street, 7W, New York, New York 10286. Registered holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

If you are a street name holder or other indirect holder, you should consult your bank or your broker for information on how you will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify registered holders of changes in the paying agents for any particular series of debt securities.

Notices

We and the trustee will send notices regarding the debt securities only to direct holders, using the procedures of the applicable depositary, in the case of global securities, and otherwise to their addresses as listed in the trustee’s records.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of one year after the amount is due to direct holders will be repaid to us. After that one-year period, registered holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

We may issue preferred stock in one or more series, as described below. The following briefly summarizes some provisions of our amended and restated certificate of incorporation that would be important to holders of our preferred stock. See “Description of Our Common Stock—Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws” for additional information about these documents. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation, which is an exhibit to the registration statement that contains this prospectus.

The description of most of the financial and other specific terms of your series will be in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your series of preferred stock as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred stock.

Reference to a series of preferred stock means all of the shares of preferred stock issued as part of the same series under a certificate of designations filed as part of our amended and restated certificate of incorporation.

Our Board is Authorized to Issue Many Classes or Series of Preferred Stock

We have authorized 10,000,000 shares of preferred stock with a par value of $0.01 per share. Under our amended and restated certificate of incorporation, our board of directors is expressly authorized, without further action by our shareholders, to provide for the issuance of all or any of the authorized shares of preferred stock in one or more classes or series and to fix for each class or series the voting powers (which means, full, limited, or no voting powers), and the distinctive designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, and to issue such shares. These rights and preferences may be superior to Common Stock as to dividends, voting rights and distributions of assets, upon liquidation or otherwise.

Without limitation, the shares of preferred stock may be convertible into, or exchangeable for, shares of any other class or classes of stock or of any other series of the same or any other class or classes of stock, if our board of directors so determines. Our board of directors will fix the terms of the series of preferred stock it designates by resolution adopted as may be permitted by the New Jersey Business Corporation Act before we issue any shares of the series of preferred stock.

The prospectus supplement relating to the particular series of preferred stock will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	the offering price at which we will issue the preferred stock;

•	the title, designation, number of shares and stated value of the preferred stock;

•	the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accumulate;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated certificate of incorporation.

When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank equally in all respects with each other series of preferred stock and prior to our Common Stock as to dividends and any distribution of our assets.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue shares of preferred stock may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to acquire us without negotiating with our board of directors.

Dividends

Holders of each series of preferred stock will be entitled to receive dividends only when, as and if declared by our board of directors from funds legally available for payment of dividends. The rates and dates of payment of dividends, if any, will be set forth in the applicable prospectus supplement relating to each series of preferred stock.

Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.

We may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to the series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of the other series of preferred stock if it pays dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock if it pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per liquidation value per share to accrued dividends per liquidation value per share will be the same for each series of preferred stock.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the certificate of designations establishing the series; or

•	as required by applicable law.

Liquidation Preferences

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of each series of our preferred stock will have the right, as described in the applicable prospectus supplement, to receive distributions upon liquidation in the amount specified, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on the Common Stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution or winding-up.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking equally regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will have the right to a ratable portion of our available assets, up to the full liquidation preference of each security. Holders of these series of preferred stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be mandatorily redeemed.

Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.

Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Conversion or Exchange Rights

The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of Common Stock, another series of our preferred stock or any other securities registered pursuant to the registration statement of which this prospectus forms a part, or for securities of any third party.

Transfer Agent and Registrar

The transfer agent, registrar and dividend disbursement agent for the preferred stock will be stated in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

The following briefly summarizes some provisions of the depositary shares and depositary receipts that we may issue from time to time and which would be important to holders of depositary shares or depositary receipts, other than pricing and related terms which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered, and it will provide any additional provisions applicable to the depositary shares or depositary receipts being offered, including their tax treatment. The following description and any description in a prospectus supplement may not be complete and each is subject to, and qualified in its entirety by reference to the terms and provisions of the form of deposit agreement to be filed as an exhibit to the registration statement which contains this prospectus.

Description of Depositary Shares

We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of the particular series of preferred stock issued and deposited with a depositary to be designated by us. The fraction or the multiple of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

We will deposit the preferred shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred stock depositary. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights may include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

While definitive engraved depositary receipts (certificates) are being prepared, we may instruct the depositary to issue temporary depositary receipts, which will entitle holders to all the rights of the definitive depositary receipts and be substantially in the same form. The depositary will prepare definitive depositary receipts without unreasonable delay, and we will pay for the exchange of your temporary depositary receipts for definitive depositary receipts.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Dividends and Other Distributions

The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the series of preferred stock represented by depositary shares is subject to redemption, we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day, provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable methods as the depositary will decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of one year from the date we deposit the funds.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will vote all shares of that series held by it proportionately with instructions received.

Conversion or Exchange

The depositary, with our approval or at our instruction, will convert or exchange all depositary shares if the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred stock, Common Stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.

The exchange or conversion rate per depositary share will be equal to:

•	the exchange or conversion rate per share of preferred stock, multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share;

•	plus all money and any other property represented by one depositary share; and

•	including all amounts per depositary share paid by us for dividends that have accrued on the preferred stock on the exchange or conversion date and that have not been paid.

The depositary shares, as such, cannot be converted or exchanged into other preferred stock, Common Stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of our preferred stock or Common Stock or to exchange the preferred stock for any other securities registered pursuant to the registration statement of which this prospectus forms a part. If the depositary shares carry this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges, other than any change in the fees of any depositary, registrar or transfer agent, or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “—Withdrawal of Preferred Stock”, to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable;

•	each share of preferred stock has been converted into or exchanged for Common Stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary as follows:

•	we and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct;

•	we and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and

•	we and the depositary may rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Within 60 days after the delivery of a notice of resignation or removal of the depositary, we will appoint a successor depositary.

DESCRIPTION OF OUR COMMON STOCK

The following briefly summarizes some provisions of our amended and restated certificate of incorporation and amended and restated by-laws that would be important to holders of our Common Stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation and amended and restated by-laws which are exhibits to the registration statement that contains this prospectus. See “Where You Can Find More Information” for information about where you can obtain a copy of these documents.

Our Common Stock

We have authorized 1,500,000,000 shares of Common Stock with a par value of $0.01 per share. As of January 31, 2018, approximately 422,000,000 shares of Common Stock were outstanding. The outstanding shares of Common Stock are, and the shares of Common Stock offered by this prospectus when issued will be, fully paid and non-assessable.

Our Common Stock is listed on the New York Stock Exchange under the symbol “PRU”.

Dividend Rights

Holders of Common Stock may receive dividends as declared by our board of directors out of funds legally available for that purpose under the New Jersey Business Corporation Act, subject to the rights of any holders of any preferred stock.

Voting Rights

Each share of Common Stock gives the owner of record one vote on all matters submitted to a shareholder vote. The Common Stock votes together as a single class on all matters as to which common shareholders are generally entitled to vote.

Actions requiring approval of shareholders will generally require approval by a majority vote at a meeting at which a quorum is present. Our amended and restated certificate of incorporation provides that, with respect to shares of Common Stock and any shares of preferred stock voting together with the Common Stock as a class, the holders of at least 50% of the shares entitled to cast votes at a meeting of shareholders shall constitute a quorum at all meetings of shareholders for the transaction of business.

Liquidation Rights

In the event of a liquidation, dissolution or winding-up of Prudential Financial, each share of Common Stock will be entitled to receive an equal share in our net assets that remain after paying all liabilities and the liquidation preferences of any preferred stock.

Neither a merger nor a consolidation of us with any other entity, nor a sale, transfer or lease of all or any part of our assets would alone be deemed a liquidation, dissolution or winding-up for these purposes.

Pre-emptive Rights

Holders of our Common Stock have no pre-emptive rights with respect to any shares of capital stock that we may issue in the future.

Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws

A number of provisions of our amended and restated certificate of incorporation and amended and restated by-laws concern corporate governance and the rights of shareholders. Some provisions, including those granting our board of directors the ability to issue shares of preferred stock and to set the voting rights, preferences and other terms of preferred stock without shareholder approval, may be viewed as having an anti-takeover effect and may discourage takeover attempts not first approved by our board of directors, including takeovers that some shareholders may consider to be in their best interests. To the extent takeover attempts are discouraged, fluctuations in the market price of the Common Stock, which may result from actual or rumored takeover attempts, may be inhibited.

The amended and restated certificate of incorporation and the amended and restated by-laws have provisions that also could delay or frustrate the removal of directors from office or the taking of control by shareholders, even if that action would be beneficial to shareholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they were favorable to the interests of shareholders, and could potentially depress the market price of the Common Stock.

The following is a summary of the material terms of these provisions of our amended and restated certificate of incorporation and amended and restated by-laws. The statements below are only a summary, and we refer you to the amended and restated certificate of incorporation and amended and restated by-laws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. Each statement is qualified in its entirety by such reference. See “Where You Can Find More Information” for information about where you can obtain a copy of these documents.

Board of Directors; Number of Directors; Removal; Vacancies

Our amended and restated by-laws provide that the board of directors consists of not less than 10 nor more than 15 members, with the exact number to be determined by the board of directors from time to time. All directors are elected for terms expiring at the next annual meeting of shareholders and until such directors’ successors have been elected and qualified. The amended and restated by-laws also provide that the directors may be removed “with or without cause” upon the affirmative vote of a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote for the election of directors.

Unless otherwise required by law, vacancies on the board of directors, including vacancies resulting from an increase in the number of directors or the removal of directors, may only be filled by an affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, subject to any rights to director election held by any one or more classes or series of preferred stock.

Limitations on Call of Special Meetings of Shareholders

The amended and restated by-laws provide that special meetings of shareholders may only be called by the chairman of the board of directors, the chief executive officer, the president, or the board of directors, and shall be called by the chairman of the board of directors or the secretary of the Company upon the written request of shareholders that own at least 10% of the shares entitled to vote on the matters to be brought before the proposed special meeting. For purposes of such shareholder request, shareholders are deemed to own those shares held net long as described in the amended and restated by-laws.

Limitation on Written Consent of Shareholders

The amended and restated certificate of incorporation generally provides that action by holders of Common Stock cannot be taken by written consent without a meeting unless such written consents are signed by all shareholders entitled to vote on the action to be taken.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings

Our amended and restated by-laws establish advance notice procedures for shareholder proposals concerning nominations for election to the board of directors and new business to be brought before meetings of shareholders.

These procedures require that notice of such shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, we must receive the notice at our principal executive offices not less than 120 nor more than 150 days prior to the anniversary date of the annual meeting of shareholders before the one in which the shareholder proposal is to be considered.

In order for a director nominee to have access to the Company’s proxy statement, the amended and restated by-laws require the nominee to be nominated by not more than 20 shareholders, each of whom has a non-control intent and has had a net long position of 3% or more of the Company’s outstanding capital stock continuously for at least three years. These provisions make it procedurally more difficult for a shareholder to place a proposed nomination or new business proposal on the meeting agenda and therefore may reduce the likelihood that a shareholder will seek to take independent action to replace directors or with respect to other matters that are not supported by management.

Limitation of Liability and Indemnification Matters

Amended and Restated Certificate of Incorporation. Our amended and restated certificate of incorporation states that a director will not be held personally liable to us or any of our shareholders for damages for a breach of duty as a director except for liability:

•	for any breach of the director’s duty of loyalty to us or our shareholders,

•	for any act or omission not in good faith or involving a knowing violation of law, or

•	for any transaction from which such director derived or received an improper personal benefit.

This provision prevents a shareholder from pursuing an action for damages for breach of duty against one of our directors unless the shareholder can demonstrate one of these specified bases for liability. The inclusion of this provision in the amended and restated certificate of incorporation may discourage or deter shareholders or management from bringing a lawsuit against a director for a breach of his or her duties, even though an action, if successful, might otherwise benefit us and our shareholders. This provision does not affect the availability of non-monetary remedies like an injunction or rescission based upon a director’s breach of his or her duty of care.

Amended and Restated By-Laws. Our amended and restated by-laws provide that we must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding because such person is or was a director or officer of us, or is or was serving at our request as a director or officer, employee or agent of another entity. This indemnification covers expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the indemnified person in connection with such action, suit or proceeding. To receive indemnification, a person must have acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests. In the case of any criminal action or proceeding, the indemnified person also must have had no reasonable cause to believe his or her conduct was unlawful. The amended and restated by-laws limit indemnification in cases when a person has been held liable to us.

Anti-Takeover Effect of New Jersey Business Corporation Act

New Jersey Shareholders Protection Act

We are subject to the provisions of Section 14A-10A of the New Jersey Business Corporation Act, which is known as the “Shareholders Protection Act”.

Generally, the Shareholders Protection Act prohibits a publicly held New Jersey corporation with its principal executive offices or significant business operations in New Jersey, like us, from engaging in any “business combination” with any “interested stockholder” of that corporation for a period of five years following the time at which that stockholder became an “interested stockholder”. An exception applies if (1) the business combination is approved by the board of directors before the stockholder becomes an “interested stockholder”; or (2) the transaction or series of related transactions which caused the stockholder to become an “interested stockholder” was approved by the board of directors prior to the stockholder becoming an “interested stockholder” and any subsequent business combinations with that interested stockholder are approved by the board of directors, provided that any such subsequent business combination is approved by (a) the board of directors, or a committee of that board, consisting solely of persons who are not employees, officers, directors, stockholders, affiliates or associates of that interested stockholder, and (b) the affirmative vote of the holders of a majority of the voting stock not beneficially owned by such interested stockholder at a meeting called for such purpose.

Covered business combinations include certain mergers, dispositions of assets or shares and recapitalizations. An “interested stockholder” is (1) any person that directly or indirectly beneficially owns 10% or more of the voting power of the outstanding voting stock of Prudential Financial; or (2) any “affiliate” or “associate” of ours that directly or indirectly beneficially owned 10% or more of the voting power of the then-outstanding stock of Prudential Financial at any time within a five-year period immediately prior to the date in question.

In addition, under the Shareholders Protection Act, we may not engage in a business combination with an interested stockholder at any time unless:

•	our board of directors approved the business combination prior to the time the stockholder became an interested stockholder;

•	the holders of two-thirds of our voting stock (which includes Common Stock) not beneficially owned by the interested stockholder affirmatively vote to approve the business combination at a meeting called for that purpose;

•	the consideration received by the non-interested stockholders in the business combination meets the standards of the statute, which is designed to ensure that all other shareholders receive at least the highest price per share paid by the interested stockholder; or

•	a business combination is approved by (a) the board of directors, or a committee of the board of directors consisting solely of persons who are not employees, officers, directors, stockholders, affiliates or associates of the interested stockholder prior to the consummation of the business combination; and (b) the affirmative vote of the holders of a majority of the voting stock (excluding that beneficially owned by the interested stockholder) at a meeting called for that purpose if the transaction or series of related transactions with the interested stockholder which caused the person to become an interested stockholder was approved by the board of directors prior to the consummation of that transaction or series of related transactions.

A New Jersey corporation that has publicly traded voting stock may not opt out of these restrictions.

Board Consideration of Certain Factors

Under the New Jersey Business Corporation Act, in discharging their duties, our directors may consider the effects that an action taken by us may have on interests and people in addition to our shareholders, such as employees, customers and the community. The directors may also consider the long-term as well as the short-term interests of us and our shareholders, including the possibility that these interests may best be served by our continued independence.

Transfer Agent

The transfer agent and registrar for our Common Stock is Computershare Limited.

DESCRIPTION OF WARRANTS WE MAY OFFER

General

We may issue warrants to purchase our senior debt securities, subordinated debt securities, preferred stock, depositary shares, Common Stock, any of these securities of a third party or any combination of these securities, and these warrants may be issued independently or together with any underlying securities and may be attached or separate from those underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which will be filed as an exhibit to the registration statement that contains this prospectus.

A Prospectus Supplement Will Describe the Specific Terms of Warrants

The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including currency units or composite currencies, investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including currency units or composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or nonoccurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to this type of warrant as a universal warrant. We refer to each property described above as a warrant property.

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal, or premium, if any, or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or Common Stock will not have any rights of holders of the preferred stock or Common Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or Common Stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may offer and sell the securities from time to time as follows:

•	to or through underwriters or dealers for resale;

•	directly to other purchasers;

•	through designated agents; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Any underwriter or agent involved in the offer and sale of our securities, and the compensation, discounts and commissions, if applicable, to be paid to such underwriter or agent, will be specified in the applicable prospectus supplement or pricing supplement.

The securities, including securities issued or to be issued by us in connection with arrangements under which we agree to issue securities to underwriters or their affiliates on a delayed or contingent basis, that we distribute by any of these methods may be sold to the public, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the Common Stock. Any Common Stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

If dealers are utilized in the sale of the securities, we may sell the securities to the dealers as principals or the dealers may act as our agents. If the dealers act as principal, they may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities which may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date. These contracts will be subject to only those conditions stated in the prospectus supplement, and the prospectus supplement will state the commission payable to the solicitor of such offers.

Underwriters, dealers and agents, and their respective affiliates and associates, may engage in transactions with or perform services for us, or be customers of ours, in the ordinary course of business.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities that may be issued after the date of this prospectus has been passed upon for Prudential Financial by corporate counsel for Prudential Financial and for the underwriters, dealers or agents by Cleary Gottlieb Steen & Hamilton LLP. As of the date of this prospectus, each such corporate counsel for Prudential Financial owned less than 1% of the Common Stock of Prudential Financial. Cleary Gottlieb Steen & Hamilton LLP regularly provides legal services to us and our subsidiaries. The opinion of our corporate counsel was based on assumptions about future actions required to be taken by Prudential Financial and the trustee in connection with the issuance and sale of the securities, about the specific terms of the securities and about other matters that may affect the validity of the securities but which could not be ascertained on the date of that opinion.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal controls over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.